                                                                  Exhibit (c)(2)

                                                              [JENNY CRAIG LOGO]

JENNY CRAIG, INC.


PRESENTATION TO THE INDEPENDENT COMMITTEE
OF THE BOARD OF DIRECTORS

January 25, 2002

HOULIHAN LOKEY HOWARD & ZUKIN
Financial Advisors
1930 Century Park West
Los Angeles, California 90067
(310) 553-8871  -  http://www.hlhz.com
Los Angeles  -  New York  -  Chicago  -  San Francisco
Washington, D.C.  -  Minneapolis  -  Dallas  -  Atlanta  -  Toronto

                                                              [JENNY CRAIG LOGO]

TABLE OF CONTENTS

                                                                            SECTION
                                                                            -------
Engagement Overview ...................................................        A

Due Diligence .........................................................        B

Company Overview and Other Information ................................        C

Summary Conclusions ...................................................        D

Valuation Considerations and Issues ...................................        E

Auction Overview and the Purchasers' Offer ............................        F

Fairness/Valuation Analysis ...........................................        G

Appendices

       Comparable Company Descriptions ................................        1
       Comparable Company Financial Information .......................        2
       Selected Comparable Transactions ...............................        3
       Net Operating Loss Analysis ....................................        4
       Termination Fee Study ..........................................        5
       LBO Model ......................................................        6
       Valuation Summary ..............................................        7



                              Houlihan Lokey Howard & Zukin Financial Advisors i

ENGAGEMENT OVERVIEW

                                                              [JENNY CRAIG LOGO]

ENGAGEMENT OVERVIEW

ENGAGEMENT OVERVIEW

OVERVIEW OF TRANSACTION

- We understand that the Board of Directors (the "Board") of Jenny Craig, Inc. (the "Company" hereinafter) has received a proposal from a newly formed company controlled by ACI Capital ("ACI") and DB Capital Partners LP (collectively, the "Purchasers") pursuant to which the Purchasers will acquire all of the outstanding shares of the Company at $5.30/share, except for certain shares held by Sid and Jenny Craig (collectively, the "Craigs");

- We further understand that in connection with such transaction, the Craig's will rollover certain shares in the Company into certain equity securities (representing approximately 20 percent interest in the newly formed company);

- The Craig's currently own approximately 69 percent of the Company's common stock;

- The Purchasers' acquisition of the Company's stock, the Craig's equity rollover, and other related transactions disclosed to Houlihan Lokey are collectively referred to herein as the "Transaction";

- We understand that the Board of Directors of the Company has formed the Independent Committee of the Board of Directors (the "Committee") to consider certain matters regarding the Transaction;

ROLE OF HOULIHAN LOKEY

- The Committee has requested that Houlihan Lokey render an opinion (the "Opinion") as to the fairness, from a financial point of view, to the public stockholders of the Company of the consideration to be received by them in connection with the Transaction.

- The Opinion shall not address the Company's underlying business decision to effect the Transaction.

                              Houlihan Lokey Howard & Zukin Financial Advisors 1

DUE DILIGENCE

                                                              [JENNY CRAIG LOGO]

DUE DILIGENCE

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

        1. reviewed the Company's annual reports on Form 10-K for the five fiscal years ended June 30, 2001 and quarterly report on Form 10-Q for the quarter ended September 30, 2001, and Company-prepared interim financial statements for the 5-months ended November 30, 2001, which the Company's management has identified as being the most current financial statements available;

        2. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with representatives of Koffler & Company ("Koffler"), the Company's investment bankers, to discuss certain matters;

        3. visited the business offices of the Company in La Jolla, California;

        4. reviewed the Company's Confidential Information Memorandum dated Summer 2001 and other information and correspondence provided to potential investors in connection with the proposed sale of the Company;

        5. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended June 30, 2002 and 2003;

        6. reviewed the historical market prices and trading volume for the Company's publicly traded securities, and reviewed publicly-available analyst reports, news articles, and press releases relating to the Company;

        7. reviewed certain information, including a summary of offers received, in connection with the proposed sale of the Company, prepared by Koffler;

        8. reviewed the latest available draft of the Stock Purchase Agreement regarding to the Transaction;

        9. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

        10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

                              Houlihan Lokey Howard & Zukin Financial Advisors 3

COMPANY OVERVIEW AND OTHER INFORMATION

                                                              [JENNY CRAIG LOGO]

COMPANY OVERVIEW AND OTHER INFORMATION

COMPANY OVERVIEW AND OTHER INFORMATION

- The Company provides a comprehensive weight management program through a chain of 654 Company-owned and franchised weight loss centers;

- During the latest twelve months ended November 30, 2001, the Company reported revenues of $297 million;

- After several years of negative operating trends, the Company's prospects appear to be improving:

        -       U.S. Operations appear to be "turning the corner"

                - Same-store sales growth in the 4th quarter of fiscal year 2001 (year ended June 30, 2001),

                -       Improved marketing,

                -       Successful introduction of Ultimate Choice,

                -       Price increases implemented during the year,

                - Ongoing "re-imaging" of the Company as more service-oriented,

                - CEO believes she has the right "management team" in place.

        -       The Australian operations appear to have stabilized

                - Operations are still cash flow positive, although substantially below historical profitability levels,

                -       Several key management positions are still vacant.

        - IN SPITE OF THE POSITIVE DEVELOPMENTS ABOVE, IT REMAINS UNCLEAR AS TO WHETHER SUCH RECENT RESULTS REFLECT A TRUE TURNAROUND OF THE BUSINESS OR JUST A SHORT-TERM ABERRATION.

                - A KEY INDICATOR OF THIS POTENTIAL TURNAROUND WILL BE THE COMPANY'S PERFORMANCE IN THE THIRD QUARTER OF THE CURRENT FISCAL YEAR (JANUARY THROUGH MARCH 2002).

                              Houlihan Lokey Howard & Zukin Financial Advisors 5

                                                              [JENNY CRAIG LOGO]


COMPANY OVERVIEW AND OTHER INFORMATION

-       Stock price performance

        - The Company's stock price dropped immediately in August 2000 after the announcement that the $3.75/share buyout offer was withdrawn by Craig.

        - Subsequently, the stock price has generally traded at or below approximately $2.00 per share.(1)

        - In May 2001, the Company disclosed the hiring of Koffler to explore alternatives to maximize shareholder value, including the possible sale of the Company.

        - Stock was delisted from the NYSE in August 2001 and is currently traded in the OTC market.

        - Current stock price appears to significantly under-value the Company's core operations.

-       Other Information

        - A substantial portion of the litigation judgment relating to the lease of the Company's former headquarters was reversed in October 2001.

        - The sale of the Company's headquarters was completed in July 2001, providing net proceeds of $15 million,

        - The Company's primary shareholders (Sid and Jenny Craig), both nearing 70 years of age, are seeking to diversify their personal holding as they approach retirement.

----------
(1) The Company's stock price recently "spiked" to approximately $3/share in the absence of any apparent significant announcement or market event.

                              Houlihan Lokey Howard & Zukin Financial Advisors 6

                                                              [JENNY CRAIG LOGO]

COMPANY OVERVIEW AND OTHER INFORMATION

PRICE/VOLUME CHART





                           [DAILY PRICE/VOLUME GRAPH]





                      Houlihan Lokey Howard & Zukin Financial Advisors         7

                                                              [JENNY CRAIG LOGO]

COMPANY OVERVIEW AND OTHER INFORMATION

DAILY STOCK PRICE AND TRADING VOLUME BASED ON CLOSING PRICES FROM 01/24/01 TO 01/24/02

                               SUMMARY STATISTICS

Closing Price on 01/24/02 (pre-Announcement)                      $3.00
High Closing Price                                                $3.12
Low Closing Price                                                 $1.01
Average Closing Price                                             $1.85
Median Closing Price                                              $1.69
Total Volume                                                  4,760,100
Average Daily Trading Volume                                     19,670

Source: Factset


                              Houlihan Lokey Howard & Zukin Financial Advisors 8

                                                              [JENNY CRAIG LOGO]

COMPANY OVERVIEW AND OTHER INFORMATION

ANALYSIS OF TRADING VOLUME BASED ON CLOSING PRICES FROM 01/24/01 TO 01/24/02

               PERCENT OF VOLUME WHICH TRADED IN STOCK PRICE RANGE


                                    [GRAPH]


             PERCENT OF VOLUME WHICH TRADED AT OR BELOW STOCK PRICE


                                    [GRAPH]


                              Houlihan Lokey Howard & Zukin Financial Advisors 9

                                                              [JENNY CRAIG LOGO]

COMPANY OVERVIEW AND OTHER INFORMATION

MAJOR SHAREHOLDERS(1)

INVESTOR                                         COMMON SHARES          % OF TOTAL
--------                                         -------------          ----------
Institutional Investors:
 Dimensional Fund                                    1,224,700                5.9%
 Yacktman Asset                                        580,000                2.8%
 Vanguard Group                                        203,800                1.0%
 Loeb Arbitrage                                         50,200                0.2%
                                                    ----------              -----
Total Institutions                                   2,058,700               10.0%

Sidney and Jenny Craig                              14,212,500               68.7%
Other Directors and Insiders                           672,330                3.2%
Total Insiders                                      14,884,830               71.9%

Other Public Stock Holders                           3,745,441               18.1%
                                                    ----------              -----

Basic Shares(2)                                     20,688,971              100.0%


(1)     Source: Bloomberg and Jenny Craig Definitive Proxy Statement dated
        10/11/01.

(2) Total shares outstanding as of November 12, 2001 per Jenny Craig's 10-Q dated 11/14/01.

                                  [PIE CHART]

Other Public Stockholders                                                    18%

Total Institutions                                                           10%

Other Directors and Insiders                                                  3%

Sidney and Jenny Craig                                                       69%



                             Houlihan Lokey Howard & Zukin Financial Advisors 10

SUMMARY CONCLUSIONS

                                                              [JENNY CRAIG LOGO]

SUMMARY CONCLUSIONS

                                JENNY CRAIG, INC.
                          SUMMARY VALUATION CONCLUSIONS

                           [VALUATION APPROACH GRAPH]

   THE $5.30/SHARE OFFER FROM THE PURCHASERS IS GENERALLY ABOVE THE INDICATED VALUATION CONCLUSIONS AND, THEREFORE, APPEARS TO BE FAIR, FROM A FINANCIAL POINT
                                    OF VIEW.

                             Houlihan Lokey Howard & Zukin Financial Advisors 12

VALUATION CONSIDERATIONS AND ISSUES

                                                              [JENNY CRAIG LOGO]

VALUATION CONSIDERATIONS AND ISSUES

VALUATION CONSIDERATIONS AND ISSUES

-       Very Comprehensive Auction Process Performed

        -       Process publicly announced,

        - Provides convincing indication of fair market value across numerous offers,

        - The Company has achieved its projected financial results through November 2001; as a result, the latest twelve months EBITDA through November 2001 is substantially higher than the results through September 2001 (when final LOI's were received).

-       Prior Offers for the Company

        - Offer to purchase common stock for $3.75/share by Craig received in June 2000;

                - Craig indicated they were not interested in selling their shares, effectively excluding other prospective buyers,

                -       Offer subsequently withdrawn in August 2000.

-       Public Stock Price

        -       Lack of significant trading volume,

        -       Lack of Wall Street coverage,

        - Significant "overhang" of Craig and institutional shareholders.

                             Houlihan Lokey Howard & Zukin Financial Advisors 14

                                                              [JENNY CRAIG LOGO]

VALUATION CONSIDERATIONS AND ISSUES

-       Market Comparable Approach

        -       Lack of comparable public companies and transactions,

        - Weight Watchers, while targeting same market/customer, has radically different business model than the Company.

-       Discounted Cash Flow Approach

        -       Variability in historical operating results,

        -       "Credibility" of 2002E forecast,

                - Projected results relative to historical operating performance,

                - Inability of management to accurately forecast operating results historically,

                -       The Company exceeded its FY 2001 projection,

                - The Company's operations are currently trending upwards, after a period of substantial declines.

                             Houlihan Lokey Howard & Zukin Financial Advisors 15

                                      AUCTION PROCESS AND THE PURCHASERS' OFFER

                                                              [JENNY CRAIG LOGO]

AUCTION PROCESS AND THE PURCHASERS' OFFER

AUCTION PROCESS

- The Company retained Koffler & Co. in May 2001 to explore strategic alternatives, including a potential sale of the Company;

-       Auction process appears to have been very thorough;

        - Over 300 potential investors, including both strategic and financial buyers, were contacted in connection with the sale process,

        - No restrictions placed on process by Sid & Jenny Craig nor the Company's management,

        - Potential sale of the Company was disclosed in various national media.

-       Strong Response from Potential Investors;

        -       62 parties reviewed the Company's information memorandum,

        -       18 preliminary indications of interest received,

        -       12 management presentations held,

        -       8 Final offers received in late October,

                -       Two additional rounds of "re-bidding" were held,

                - Ultimately, 3 final bids ranged from $5.25/share to $5.30/share.

        -       The Company has elected to proceed with the Purchasers.

                             Houlihan Lokey Howard & Zukin Financial Advisors 17

                                                              [JENNY CRAIG LOGO]

AUCTION PROCESS AND THE PURCHASERS' OFFER

THE PURCHASERS' OFFER

-       Highlights of Purchasers' Offer

        -       $5.30/share cash to all shareholders,

        - Equity roll-over of $4 million (total) for the Craigs and other management,

        - The Craig's will receive $600k annually for 5 years ($3 million in total) in connection with consulting/non- compete agreement.

-       Rationale cited by the Company, Craig, and Koffler to proceed with the
        Purchasers:

        -       Valuation: $5.30/share offer at top of range

        -       Higher certainty of close

                - Willingness to commit significantly more equity capital (approximately $40 million)

                -       Commitment letters in place from senior lenders

                -       High degree of due diligence already completed

        -       Subsequent discussions with other finalists

                - Koffler has held discussions with certain other potential buyers that submitted bids in the final round,

                - Such potential buyers were informed that the Company's performance is "at or slightly above budget",

                - No indications were made as to willingness to submit revised bids.

                             Houlihan Lokey Howard & Zukin Financial Advisors 18

                                                              [JENNY CRAIG LOGO]

AUCTION PROCESS AND THE PURCHASERS' OFFER

ANALYSIS OF OFFER PRICE

PREMIUM ANALYSIS

Deal Price                                                      $         5.30

Current Trading Price                                           $         3.00


Other Historical Price Information
20-day average                                                  $         3.01
90-day average                                                  $         2.74
6-month average                                                 $         2.28
1-year average                                                  $         1.80


PREMIUM
Current Trading Price                                                     76.7%
20-day average                                                            75.9%
90-day average                                                            93.4%
6-month average                                                          132.9%
1-year average                                                           194.2%


IMPLIED VALUATION MULTIPLES

 Fully-diluted Shares outstanding                                   22,189,971
 Offer Price                                                    $         5.30
Implied Equity before Option Proceeds                           $      117,607
Add:  Transaction-related Expenses                                       8,000
                                                                --------------
Subtotal                                                        $      125,607
 Less: Assumed Option Proceeds upon Exercise                             3,087
                                                                --------------
 IMPLIED EQUITY VALUE                                           $      122,520

 Adjustments to Arrive at Implied EV of Operations
 "Excess" Cash                                                         (40,000)
 Interest-bearing debt                                                   1,394
 NOL Value inherent in stock price                                      (2,744)
 IMPLIED ENTERPRISE VALUE - OPERATIONS                          $       81,170

Historical and Projected Operating Results

LTM Adjusted EBITDA                                             $       14,522
FY 2002E Adjusted EBITDA                                                24,472
                                                                --------------

LTM Revenues                                                           296,713
FY 2002E Revenues                                                      308,146

Implied Multiples

EV / LTM EBITDA                                                            5.6
EV / FY 2002E EBITDA                                                       3.3

EV / LTM Revenues                                                         0.27
EV / FY 2002E Revenues                                                    0.26


                             Houlihan Lokey Howard & Zukin Financial Advisors 19

                                                              [JENNY CRAIG LOGO]


AUCTION PROCESS AND THE PURCHASERS' OFFER

ANALYSIS OF THE BREAK-UP FEES AND RELATED ITEMS

- The Purchase Agreement calls for a break-up fee of $4.75 million in the event the Transaction is not consummated.

        - This amount represents 4% of the total Transaction value (including the cash on-hand) and 6% of the enterprise value of the Company (i.e. (excluding cash).

        - Houlihan Lokey conducted a study of disclosed termination (or break-up) fees in 144 publicly-announced M&A transactions in 2000 (see appendix),

                - For all 144 transactions in the study, termination fees as a percentage of transaction value ranged from a low 0.7% to a high of 6.6% with a median of 2.9%,

                - For transactions in the range of $50 million to $250 million (110 deals), the median termination fee was 3.3%.

        - While at the top of the range, the termination fee provision in the Transaction does not seem unreasonable.

- In addition to the above termination fees, the Purchase Agreement provides for an "upside" sharing agreement between the Purchasers and the Craigs in the event a better purchase offer is received (and accepted) by the Company;

        -       Provision provides for the following "profit split":

                - 1(st) dollar above the current $5.30/share offer (i.e. new offers between $5.31 to $6.30) will be split 50/50 with the Purchasers.

                - Any amounts in excess of $6.30/share will be split 80/20 between Craig & the Purchasers.

        - Although such fees could "dis-incentive" the Craig's from accepting a superior offer, this arrangement does not directly impact the Company's other shareholders.


                             Houlihan Lokey Howard & Zukin Financial Advisors 20

                                                              [JENNY CRAIG LOGO]

AUCTION PROCESS AND THE PURCHASERS' OFFER

ANALYSIS OF THE CRAIG'S EQUITY ROLL-OVER

- The current proposed deal structure calls for the Purchasers and other equity investors to acquire (i) $25 million of subordinated debt, (ii) $18 million of preferred stock, and (iii) $2 million of common stock in a "strip" on a pro-rata basis.

- The Purchasers' Offer requires the Craigs to roll-over approximately $4 million of their cash proceeds received in the Transaction.

        - The Craig's, at their option, elected to forego investment in the subordinated debt; rather, their entire $4 million roll-over will consist of preferred and common equity.

        - To the extent that the subordinated debt is "over-priced" (i.e. projected returns are below market norms), the Craig's equity roll-over could represent "hidden value" conveyed in the Transaction at the expense of the Company's minority shareholders.

- The projected returns on the subordinated debt (in the range of 20% to 25%)(1) appear to approximate market norms.

----------
(1) Based on review of the terms of the various securities, discussions with the Company and Koffler & Co., and certain financial assumptions.

                             Houlihan Lokey Howard & Zukin Financial Advisors 21

                                                              [JENNY CRAIG LOGO]

AUCTION PROCESS AND THE PURCHASERS' OFFER

ANALYSIS OF THE CRAIG'S NON-COMPETE/CONSULTING AGREEMENT

Selected Going-Private Transactions Identified Between 02/01/95 to 12/01/01

($ in Millions)

                                                                                                                       Individuals
                                                                      Deal        Aggregate    Percentage of             Bound by
  Date   Buyer                   Seller                          Consideration   Non-Compete   Consideration   Term     Agreement
  ----   -----                   ------                          -------------   -----------   -------------   ----    -----------
 7/15/01 Coca-Cola
         Amatil Ltd.             San Miguel Corp.                  $ 2,700         $116.00           4.3%     10 yrs.    Multiple
  6/4/01 American Capital
         Strategies Ltd.         Roy F. Weston, Inc.               $ 66.00         $  0.72           1.1%      3 yrs.     Two
 4/10/01 Vestar Capital
         and Goldner Hawn        Michael Foods, Inc.               $800.00          None             0.0%      2 yrs.     Multiple
         Johnson & Morrison
 11/5/99 Preferred Employers
         Holdings, Inc.          82% of Stockholders               $ 16.12          None             0.0%      1 yr.      Multiple
  2/1/99 Saratoga Beverage
         Group                   Fresh Juice Company               $ 19.80         $   1.21         6.12%      2 & 3 yrs. Two
 1/14/99 NNG                     Sahara                            $  6.80         $   0.15         2.21%      N/A        One
  6/9/98 Fresh Foods, Inc.       Tyson Foods, Inc. (Pierre Foods)  $129.00          None             0.0%      1 yr.      N/A
 5/19/98 Coffee People Inc.      The Coffee Plantation             $  8.20          None            0.00%      1.5 yrs.   Multiple
  1/5/98 Pacific Security
         Companies               Minority Shareholders             $  1.84         $   0.13          6.8%      5 yrs.     One
10/21/97 Integrated Health
         Services, Inc.          RoTech Medical Corporation        $514.75         $   5.00          1.0%      N/A        Multiple
 8/28/97 Vermont Pure Hldg       Excelsior Spring Water            $  3.32         $   0.21         6.24%      5 yrs.     One
  3/1/97 Fresh Foods, Inc.       14 Franchised Restaurants         $  3.77       98,750 shares       NA        15 yrs.    One
  5/2/96 BAB Holdings, Inc.      Bagels Unlimited Inc.             $  1.54         $   0.10         6.48%      6 yrs.     Two
 8/10/95 Triarc, Inc.            Mistic                            $ 98.32         $   3.00         3.05%      3 yrs.     N/A
  6/2/95 BAB Holdings, Inc.      Greenberg's L.P.                  $  2.00         $   0.13         6.25%      5 yrs.     N/A
  2/1/95 Odwalla, Inc.           J.S. Grants, Inc.                 $  2.48         $   0.89        35.89%      10 yrs.    Two

                                                                    HIGH                            6.80%      15 YRS.
                                                                    LOW                             0.97%      1 YRS.

                                                                    MEDIAN                          5.21%      4 YRS.
                                                                    MEAN                            4.35%      5 YRS.


NA ACI Capital                   Jenny Craig, Inc.                 $109.65         $   3.00         2.74%      5 years    Two

Excluded from Range

BASED UPON THE ABOVE ANALYSIS, THE VALUE OF THE CRAIG'S CONSULTING / NON-COMPETE
                    AGREEMENT DOES NOT APPEAR UNREASONABLE.

                             Houlihan Lokey Howard & Zukin Financial Advisors 22

                                                    FAIRNESS/VALUATION ANALYSIS

                                                              [JENNY CRAIG LOGO]

FAIRNESS/VALUATION ANALYSIS

VALUATION SUMMARY

($ in Thousands)

                                                          VALUATION CONCLUSIONS
                                                    ---------------------------------
                                                        Low                  High
                                                    ------------         ------------
Valuation Approach

     Implied Public Market Valuation                         NMF                  NMF
     Market Approach                                $     69,000         $     80,000
     Income Approach                                      66,000               81,000

CONCLUDED ENTERPRISE VALUE                          $     66,000         $     81,000

Excess Cash(1)                                            40,000               40,000

Interest-bearing Debt(2)                                  (1,394)              (1,394)

Value of Net Operating Loss Carryforwards(3)               2,744                2,744
                                                    ------------         ------------
AGGREGATE EQUITY VALUE                              $    107,350         $    119,606

Proceeds - "in the money" Options(4)                       3,087                3,087
ADJUSTED EQUITY VALUE                               $    110,437         $    122,693

Shares outstanding                                    20,688,971           20,688,971
Total "in the money" Options Outstanding               1,501,000            1,501,000
                                                    ------------         ------------

Fully Diluted Shares Outstanding                      22,189,971           22,189,971

INDICATED PRICE PER SHARE                           $       4.98         $       5.53(5)

                                   CONCLUSION

 Based upon the above analysis, the proposed Transaction at $5.30 per share is fair to the Company's stockholders.

NMF Implied valuation not considered meaningful; therefore, indication excluded from valuation conclusion.

(1)     Excess Cash estimated as follows:

        Cash on-hand as of December 31, 2001 (per Koffler & Co.)                $  50,000
        Less:  Cash required for working capital plus litigation liability         10,000 (per management)
                                                                                ---------
        Excess Cash                                                             $  40,000
                                                                                =========

(2) Interest-bearing debt as of November 30, 2001 is comprised entirely of certain capital lease obligations.

(3) Represents the estimated value of the Company's net operating loss carryforwards; see analysis attached in Appendix.

(4) Represents approximately 1.5 million options outstanding with a weighted-average exercise price of $2.06/share.

(5) In June 2000, Sid & Jenny Craig, the Company's primary shareholders, offered to purchase the remaining outstanding shares of the Company for $3.75/share. This offer was later withdrawn in August 2000.


                             Houlihan Lokey Howard & Zukin Financial Advisors 24

                                                              [JENNY CRAIG LOGO]

FAIRNESS/VALUATION ANALYSIS

IMPLIED PUBLIC MARKET VALUATION

($ in Thousands)

                                                                           Current         20 - Day         90 - Day
                                                                         Stock Price       Average          Average
                                                                         -----------       --------         --------
Fully-diluted Shares Outstanding (in 000's)                                 22,190           22,190           22,190
Price Per Share                                                           $ 3.0000         $ 3.0132         $ 2.7400
                                                                          --------         --------         --------
Total Equity Market Capitalization                                        $ 66,570         $ 66,863         $ 60,801

Adjustments to Equity Value to Determine Value of Core Operations:
Less: "Excess" Cash                                                       $(40,000)        $(40,000)        $(40,000)
Less: NOL Value Inherent in Stock Price(1)                                  (2,744)          (2,744)          (2,744)
Add:  Interest-bearing Debt                                                  1,394            1,394            1,394
                                                                          --------         --------         --------
Implied Enterprise Value (Operations)                                     $ 25,220         $ 25,513         $ 19,451
                                                                          --------         --------         --------


(1) Represents the estimated value of the Company's net operating loss carryforwards; see analysis attached in Appendix.

                             Houlihan Lokey Howard & Zukin Financial Advisors 25

                                                              [JENNY CRAIG LOGO]

FAIRNESS/VALUATION ANALYSIS

MARKET APPROACH - SELECTION OF PUBLICLY-TRADED COMPARABLE COMPANIES

- Houlihan Lokey performed an extensive review of publicly available information and held discussions with the Company for the purpose of determining appropriate public companies (i.e. public companies of similar size, profitability, market capitalization, and line of business).

- Houlihan Lokey's search included both weight loss industry participants as well as food companies with controlled distribution.

- Based on our research, Houlihan Lokey considers the Company to have very unique business characteristics that are difficult to match with other publicly traded companies.

- Nonetheless, Houlihan Lokey selected 9 publicly traded providers of nutritional / weight-management products as comparable companies.

        -       Advantage Marketing Systems, Inc.

        -       Herbalife International, Inc.

        -       Nature's Sunshine Products, Inc.

        -       Usana Health Sciences, Inc.

        -       Weight Watchers International, Inc.

        -       Hain Celestial Group, Inc.

        -       Natrol, Inc.

        -       Reliv International, Inc.

        -       Weider Nutrition International, Inc.


                             Houlihan Lokey Howard & Zukin Financial Advisors 26

                                                              [JENNY CRAIG LOGO]

FAIRNESS/VALUATION ANALYSIS

MARKET APPROACH -  MARKET MULTIPLES OF COMPARABLE COMPANIES

                                                                    ENTERPRISE VALUE /
                                   ---------------------------------------------------------------------------------------
                                   LTM EBITDA         LTM EBIT          LTM REVENUE        NFY EBITDA        NFY +1 EBITDA
                                   ----------         --------          -----------        ----------        -------------
ADVANTAGE MARKETING                    7.8              18.6               0.48                 NA                 NA
HAIN CELESTIAL                         NMF               NMF               1.92               11.1                9.3
HERBALIFE INTERNATIONAL                3.3               4.2               0.31                 NA                 NA
NATROL INC                             NMF               NMF               0.53                3.7                 NA
NATURES SUNSHINE                       5.9               7.5               0.58                4.2                 NA
RELIV INTERNATIONAL                    NMF               NMF               0.33                8.0                4.8
USANA HEALTH SCIENCES                  3.0               5.9               0.21                2.6                 NA
WEIDER NUTRITION                       6.6              14.2               0.36                 NA                 NA
WEIGHT WATCHERS                        6.6               7.1               2.26                 NA                 NA

MINIMUM                                3.0               4.2                0.2                2.6                4.8
MAXIMUM                                7.8              18.6                2.3               11.1                9.3

MEAN                                   5.5               9.6               0.78                5.9                7.0
MEDIAN                                 6.2               7.3               0.48                4.2                7.0

LTM   Latest twelve months
NFY   Next fiscal year
NMF   Multiple not considered meaningful; excluded from analysis.
 NA   Not Available

                             Houlihan Lokey Howard & Zukin Financial Advisors 27

                                                              [JENNY CRAIG LOGO]

FAIRNESS/VALUATION ANALYSIS

WEIGHT WATCHERS, INC. COMPARISON

                                              JENNY CRAIG, INC.                          WEIGHT WATCHERS INTERNATIONAL, INC.
                                              -----------------                          -----------------------------------
DESCRIPTION                   Company provides weight management program through    Leading provider of weight-loss services in 27
                              chain of Company-owned and franchised weight loss     countries worldwide. At core of the business are
                              centers. Through these centers, the Company sells     weekly meeting promoting weight loss through
                              JENNY CRAIG cuisine to participants in the            education and group support in conjunction with
                              program.                                              healthy diet. Meetings held in temporary rented
                                                                                    space.

                              Revenues are principally derived from the             Revenues are principally derived from the
                              following:                                            following:
                              Food sales: (93%) - food sales under the JENNY'S      Meeting Fees: (69%) weekly fee paid by members
                              CUISINE brand name                                    Product Sales: (23%) sale of propriety products
                              Service fees: fixed service fee paid by each          including snack bars, books, and CD-ROMs.
                              participant at commencement of program ($200-$300     Franchise Royalties: (6%) franchisees pay
                              each)                                                 approximately 10% of meeting fees

BUSINESS MODEL                Fixed cost, food company, with leases                 Variable cost, service company, without leases

ENTERPRISE VALUE              $17.7 million (implied public valuation)              $1.2 billion

LTM REVENUES                  $291 million                                          $541 million

LTM EBITDA                    $7.9 million (reported)                               $185 million

EBITDA %                      2.7%                                                  34%

EV / LTM EBITDA               2.2x                                                  6.5x

EMPLOYEES                     Over 3,500 worldwide                                  Approximately  800  employees  full-time; in
                                                                                    addition, company employs over 30,000 part-time
                                                                                    employees and/or commission based service
                                                                                    providers.

MEMBERSHIP                    89,000 participants worldwide (68,000 - U.S.,         Over 1 million worldwide; attending 37,000
                              21,000 - foreign markets).                            weekly Weight Watcher meetings

PROPERTIES / LOCATIONS        657 locations - principally throughout U.S. and       5 leased offices in North America and 26 other
                              Australia Company-owned - 544 (429 - U.S., 115 -      leased offices worldwide. Meetings are held in
                              Australia). All 544 locations are leased.             third party leased facilities such as shopping
                                                                                    malls and civic centers.

FRANCHISE OPERATIONS          111 franchise location in U.S. and foreign markets;   Represents approximately 33% of worldwide
                              contributed approximate 7.5% of total revenues.       attendance. No additional franchises are
                                                                                    anticipated in the future.

LICENSING                     Licensing agreement with Kraft Foods, Inc. for a      Name licensed to 3(rd) parties for sale of
                              "bar" and drink product. Other opportunities          books, apparel, and food products. Heinz,
                              currently being explored                              previous owner of the Company, receives
                                                                                    royalties of approximately $4 million
                                                                                    annually through 2004 associated with certain
                                                                                    food products. After 2004, such royalties
                                                                                    will be payable to the company.

MARKETING / PROMOTION         Highly marketing intensive; generally 10% of          Highly marketing intensive, generally 10%-15%
                              revenues spent on advertising.                        of revenues spent in marketing

BRAND NAME RECOGNITION        Jenny Craig has 99% brand awareness. Over $700        Most widely recommended weight loss program by
                              million in vested-to-date.                            U.S. doctors. Name recognized by 97% of women in
                                                                                    U.S.

MARKET POSITION                                                                     Market leader in weight-loss services in nearly
                                                                                    every country the company operates

STRATEGIC                     Initiatives New products (incl. Ultimate Choice),
                              re-imaging of brand Entering new markets (in
                              Europe), and increasing penetration in existing
                              markets and centers, & other changes to the Jenny
                              Craig program.

OTHER INFORMATION             Postured as the "personal trainer" of the weight      Discontinued sale of pre-packaged meals several
                              LOSS industry - high level of service.                years ago. Postured as a "cheap gym" - with low
                                                                                    service yet inexpensive.

                             Houlihan Lokey Howard & Zukin Financial Advisors 28

                                                              [JENNY CRAIG LOGO]

FAIRNESS/VALUATION ANALYSIS

MARKET APPROACH SUMMARY

($ in Thousands)

                                                               Rep               Selected Multiple              Enterprise Value
                                                              Level            Low              High          Low             High
BASED ON LATEST TWELVE MONTHS ENDED 11/30/01 RESULTS
EV / EBITDA                                                 $ 14,522           4.5               5.5        $ 65,349        $ 79,871
EV / EBIT                                                      8,700           7.0               9.0          60,900          78,300
EV / Revenue                                                 296,713          0.20              0.25          59,343          74,178

PROJECTED FY 2002E RESULTS
EV / EBITDA                                                 $ 24,472           3.0               3.5        $ 73,416        $ 85,652
EV / EBIT                                                     19,581           3.5               4.0          68,534          78,324

PROJECTED FY 2003E RESULTS
EV / EBITDA                                                 $ 29,360           2.5               3.0        $ 73,400        $ 88,080
EV / EBIT                                                     24,060           3.0               3.5          72,180          84,210

CONCLUDED ENTERPRISE VALUE                                                                                  $ 69,000        $ 80,000


                             Houlihan Lokey Howard & Zukin Financial Advisors 29

                                                              [JENNY CRAIG LOGO]

FAIRNESS/VALUATION ANALYSIS

DETERMINATION OF REPRESENTATIVE LEVELS OF EARNINGS

($ in Thousands)

                                                            ACTUAL RESULTS - YEAR ENDED
                                               -----------------------------------------------------        LTM            EST.
                                                JUNE 98       JUNE 99        JUNE 00        JUNE 01        NOV 01         JUNE 02
                                               ---------     ---------      ---------      ---------      ---------      ---------
REVENUES                                       $ 352,249     $ 320,952      $ 290,985      $ 283,552      $ 296,713      $ 308,146
   Revenue Growth                                                 -8.9%          -9.3%          -2.6%                          8.7%

Reported Operating Income (EBIT)                   2,040        (2,784)       (12,871)        (2,711)        14,055         19,681
Depreciation / Amortization                        7,101         5,854          5,541          6,053          5,822          4,891
                                               ---------     ---------      ---------      ---------      ---------      ---------
Reported EBITDA                                    9,141         3,070         (7,330)         3,342         19,877         24,572
                                                     2.6%          1.0%         -2.5%            1.2%           6.7%           8.0%
Adjustments

Litigation Judgment                                   --         8,203          1,446            876         (8,649)            --
Licensing Revenues                                                                               480            480             --
Restructuring Charge                                  --            --          6,910             --             --             --
Legal Fees - Litigation Judgement                     --            --            775            291            274             --
Inventory Write-off ("On-the-Go")                     --            --          3,068             --             --             --
Public Company Costs                                  --            --            500            500            502             --
Normalized Senior Level Compensation                  --            --          1,400          1,100          1,100             --
One-time Expenses (Tender Offer)                      --            --            141            297            292             --
Non-recurring Marketing Costs
 (Lewinski P/R Campaign)                              --            --            783             25             --             --
Feeling Fine (co-branding agreement)                  --            --            475             --             --             --
One-time Expenses (Strategic Alternatives)            --            --             --            303            746             --
Consulting Fees Payable to Sid & Jenny Craig          --            --             --           (600)          (600)          (600)
Savings upon Headquarters Move                        --            --             --            500            500            500
TOTAL ADJUSTMENTS                                     --         8,203         15,498          3,772         (5,355)          (100)

ADJUSTED EBITDA                                $   9,141     $  11,273      $   8,168      $   7,114      $  14,522      $  24,472
   Adjusted EBITDA margins                           2.6%          3.5%           2.8%           2.5%           4.9%           7.9%

Less:  Depreciation / Amortization                 7,101         5,854          5,541          6,053          5,822          4,891
ADJUSTED EBIT                                      2,040         5,419          2,627          1,061          8,700         19,581
   Adjusted EBIT margins                             0.6%          1.7%           0.9%           0.4%           2.9%           6.4%

                             Houlihan Lokey Howard & Zukin Financial Advisors 30

                                                              [JENNY CRAIG LOGO]

FAIRNESS/VALUATION ANALYSIS

COMPARABLE TRANSACTIONS

- Houlihan Lokey performed an extensive review of publicly available information regarding the sales of companies with operations similar to that of the Company.

- Based on our research, other than the acquisition of Weight Watchers (discussed below), Houlihan Lokey did not identify any transactions involving companies with sufficiently similar business characteristics.

- Weight Watchers was acquired in September 1999 for approximately $735 million, or 7.3x trailing EBITDA (see appendix for further information).

                             Houlihan Lokey Howard & Zukin Financial Advisors 31

                                                              [JENNY CRAIG LOGO]

FAIRNESS/VALUATION ANALYSIS

INCOME APPROACH

($ in Thousands)

                                                         LTM
                                                       NOV 2001    FY 2002E    FY 2002E     FY2003E      Terminal
                                                       --------    --------    --------     -------      --------
 Revenues                                              $296,713    $308,146    $183,644     $318,860     $334,803
   % Growth                                                                                      3.5%         5.0%

 Adjusted EBITDA                                         14,522      24,572      16,865       29,360
   EBITDA %                                                 4.9%        8.0%        9.2%         9.2%

 Depreciation / Amortization                                         (4,891)     (2,036)      (5,300)
                                                                    -------    --------     --------

 Projected EBIT                                                      19,681      14,829       24,060       25,263
   EBIT Margins                                                         6.4%        8.1%         7.5%         7.5%

 Less: Income Tax Expense                     40.0%                   7,872       5,932        9,624       10,105
                                                                    -------    --------     --------     --------
 Debt-free Earnings                                                 $11,809    $  8,898     $ 14,436     $ 15,158

 Depreciation / Amortization                                          4,891       2,036        5,300        =CAPX
 Capital Expenditures                                                (6,300)     (5,500)      (5,000)       =DEPR
 Working Capital                                                     (3,600)     (2,700)         800           94
 Debt-free Cash Flow                                                $ 6,800    $  2,734     $ 15,536     $ 15,252


                                               ENTERPRISE VALUE
                                             Terminal Growth Rate
                              -----------------------------------------------
                                 3.0%       4.0%      5.0%      6.0%      7.0%
Discount Rate(1)     21.00%   74,950     78,492    82,478    86,994    92,156
                     22.00%   70,811     73,934    77,424    81,351    85,802
                     23.00%   67,093     69,863    72,940    76,380    80,250
                     24.00%   63,735     66,205    68,935    71,968    75,359
                     25.00%   60,688     62,902    65,336    68,027    71,017

                        Low              Mid             High
                     --------         --------         --------
Concluded Range      $ 66,000         $ 73,000         $ 81,000

NOTE:  All projections above based on information furnished by management.

(1) Discount rate estimated based on consideration pro-forma capital structure (post-Transaction) and estimated IRR's of various investors. Certain key assumptions include: (1) Senior Debt: 40% LTV, IRR approximately 18%; (ii) Sub Debt, Preferred, Common Stock: assumes strip investments across all securities, 60% LTV, IRR approximately 30% - 35%.

                             Houlihan Lokey Howard & Zukin Financial Advisors 32

APPENDICES

COMPARABLE COMPANY DESCRIPTIONS

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY DESCRIPTIONS

ADVANTAGE MARKETING SYSTEMS, INC.

Advantage Marketing Systems, Inc. (AMM) markets a product line consisting of more than 100 products in three categories: weight management, dietary supplement and personal care products. The products are marketed through a network marketing organization in which independent distributors purchase products for resale to retail customers as well as for their own personal use. The number of active distributors has increased from approximately 33,000 at December 31, 1998, and about 61,200 at December 31, 1999, to approximately 86,600 at December 31, 2000. On January 4, 2001, AMM purchased the LifeScience Technologies group of companies for $1.2 million and a five-year payment of $41,667 per month or 5 percent of the gross sales of LifeScience Technologies products, whichever is greater. As a result of this acquisition the company added 14 products and over 5,000 distributors.


[DAILY PRICE/VOLUME GRAPH]


The company's growth strategy is to expand its product line and network of independent distributors to increase sales. It also seeks to increase sales through initiatives designed to enhance sales in its existing markets. These initiatives include increasing the number of its training and motivational events and teleconferences, hiring additional distributor support personnel and establishing more convenient regional support centers in targeted geographic markets.

The principal objective of AMM's acquisition strategy is to acquire other network marketing organizations that can be combined with its network marketing organization, resulting in increased sales volume with minimal additional administrative cost. The company does not consummate an acquisition unless, at the time, it anticipates that such acquisition will contribute to profitability and provide positive cash flows from operations.

                             Houlihan Lokey Howard & Zukin Financial Advisors 35

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY DESCRIPTIONS

ADVANTAGE MARKETING SYSTEMS, INC. (CONTINUED)

AMM believes that the weight management and dietary supplement category is expanding because of heightened public awareness of reports about the positive effects of weight management and dietary supplements on health. During the years ended December 31, 2000 and 1999, 67.6 percent and 70.9 percent respectively, of AMM's net sales were derived from the seven products in the weight management category that were marketed under the Advantage Marketing Systems label.

The company also believes that the personal care products market is a mature category that has been historically immune to swings in the economy. With an aging population, the company believes there may be a growing demand for a wide spectrum of new products in the area of skin care.

                             Houlihan Lokey Howard & Zukin Financial Advisors 36

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY DESCRIPTIONS

HAIN CELESTIAL GROUP, INC.

Hain Celestial Group, Inc. (HAIN), formerly Hain Food Group, Inc., is a natural, specialty and snack food company. On May 30, 2000, the company acquired Celestial Seasonings, Inc. with stockholders of Celestial receiving 1.265 Common shares of the company for each Common share of Celestial.

[DAILY PRICE/VOLUME GRAPH]


The company markets, distributes and sells natural, organic, and specialty food products under brand names. The product categories encompass natural and organic foods, medically- directed foods, weight-loss and portion control foods, snack foods, kosher foods, and specialty teas, including herb, green, black, wellness, and organic. The products are sold primarily to specialty and natural food distributors, and are marketed nationally to supermarkets, natural food stores, and other retail classes of trade. The company also sells specialty gifts.

The company believes it is a leader in 13 of the top 15 natural food categories, with such well-known natural food brands as Celestial Seasonings teas, including Sleepytime, Lemon Zinger, Red Zinger, and Tension Tamer varieties, Hain Pure Foods, Westbrae, Westsoy, Arrowhead Mills, Health Valley, Breadshop's, Casbah, Garden of Eatin, Terra Chips, DeBoles, Earth's Best, and Nile Spice. The company's principal specialty product lines include Hollywood cooking oils, Estee sugar-free products, Weight Watchers dry and refrigerated products, Kineret kosher foods, Boston Better Snacks, and Alba Foods.

                             Houlihan Lokey Howard & Zukin Financial Advisors 37

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY DESCRIPTIONS

HERBALIFE INTERNATIONAL, INC.

Herbalife International, Inc. (HERBA) is a network marketing company that sells a wide range of weight management products, food and dietary supplements and personal care products worldwide. As of December 31, 2000, the company conducted business in 49 countries located in Asia/Pacific Rim, Europe and The Americas. Retail sales in those regions represented 41.2 percent, 23.9 percent and 34.9 percent, respectively, of its total retail sales in 2000. Products are made to company specifications by outside manufacturers, and are marketed through a network of independent distributors.

HERBA's products are marketed exclusively through a network marketing system that enables its independent distributors to earn profits by selling Herbalife products to retail consumers or other distributors. Distributors may also develop their own distributor downline organizations by sponsoring other distributors to do business in any market where HERBA operates. In doing so, sponsors are entitled to receive royalty overrides (cash incentives, including royalties and bonuses) on product sales within their downline organizations.


[DAILY PRICE/VOLUME GRAPH]


The company currently markets a total of 179 products which include Formula 1, a protein powder in four different flavors designed as a meal replacement; four Thermojetics weight management tablets; Thermojetics Herbal Concentrate, an herbal beverage; and a variety of other nutritional products.

                             Houlihan Lokey Howard & Zukin Financial Advisors 38

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY DESCRIPTIONS

HERBALIFE INTERNATIONAL, INC. (CONTINUED)

All personal care products are grouped under the name Dermajetics, which was initiated in 1995. Products include the Skin Survival Kit, which has four skin care products, Parfums Vitessence, made up of six eau de toilettes, and other specialty care products. Food and dietary supplements include a variety of products, each containing herbs, vitamins, minerals and other natural ingredients. The company also sells products for nutrition and weight management as part of a Health & Fitness Program and Bulk & Muscle Program. The programs consist of a protein powder, multivitamin- mineral, herbal tablet and cell activator.

                             Houlihan Lokey Howard & Zukin Financial Advisors 39

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY DESCRIPTIONS

NATROL, INC.

Natrol, Inc. (NTOL) manufactures and markets branded, high- quality dietary supplements, herbal teas, nutraceutical ingredients, and more recently, through its acquisition of Prolab Nutrition, Inc., sports nutrition products.


[DAILY PRICE/VOLUME GRAPH]


Supplements are sold primarily under the NTOL's Natrol brand. These supplements include vitamins, minerals, hormonal supplements, herbal products, and specialty combination formulas that contribute to an individual's mental or physical well-being. The company sells its products through multiple distribution channels throughout the United States. These channels include domestic health food stores and mass market drug, retail, and grocery store chains. NTOL also sells its products through independent catalogs, Internet shopping sites, and, to a limited degree, within select foreign countries. The company's strategy emphasizes building strong recognition of the Natrol brand across multiple distribution channels through a widespread multi-media marketing and advertising strategy.

Herbal teas are sold under its Laci Le Beau brand name. The company uses essentially the same sales people and brokers to sell teas as it does supplements.

The company's recently acquired Prolab sports nutrition line of products is targeted to body builders and health minded individuals seeking a high degree of physical fitness.

The company also sells nutraceutical grade ingredients, primarily garlic, vegetable powders, kava, melatonin and cetyl myristoleate complex to other manufacturers.

                             Houlihan Lokey Howard & Zukin Financial Advisors 40

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY DESCRIPTIONS

NATURE'S SUNSHINE PRODUCTS, INC.

Nature's Sunshine Products, Inc. (NATR) primarily manufactures and distributes nutritional and personal care products. The company's extensive product line includes herbs, vitamins, mineral supplements, and homeopathic remedies, as well as natural skin, hair and beauty care products.

[DAILY PRICE/VOLUME GRAPH]

The company's herbal products (approximately 69 percent of sales in 2000) are sold in the form of tablets, capsules or liquid extracts. NATR manufactures a wide variety of single vitamins, which are sold in the form of chewable or non-chewable tablets, and also manufactures several multiple vitamins and mineral supplements, including a line containing natural antioxidants. Combined sales of vitamins and mineral supplements were about 23 percent of total sales in 2000. NATR manufactures or contracts with independent manufacturers to supply a variety of personal care products for external use. Sales of personal care products accounted for approximately 2 percent of the company's total sales in 2000. NATR markets a line of more than 40 distinctive homeopathic products designed for the treatment of certain common ailments, including various allergies.

NATR buys herbs and other raw materials in bulk, and, after quality control testing, encapsulates, tabulates or concentrates them, and then packages them for shipment. Most products are manufactured at the company's headquarters in Spanish Fork, Utah. Certain personal care and homeopathic products are manufactured for the company by contract manufacturers in accordance with company specifications. NATR also operates regional warehouses in Columbus, Ohio, Dallas, Texas, and Atlanta, Georgia.

                             Houlihan Lokey Howard & Zukin Financial Advisors 41

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY DESCRIPTIONS

NATURE'S SUNSHINE PRODUCTS, INC. (CONTINUED)

The company sells its products primarily through an independent sales force of managers and distributors. Managers resell the products to the distributors in their sales group or to consumers, or use the products themselves. Demand for the products is created largely by the number of active members of the independent distributor sales force.

Synergy Worldwide, Inc., acquired in 2000, is a direct marketer involved in the distribution and sale of nutritional, personal care and other products with an emphasis on the Asian markets.

                             Houlihan Lokey Howard & Zukin Financial Advisors 42

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY DESCRIPTIONS

RELIV INTERNATIONAL, INC.

Reliv International, Inc. produces a line of food products including nutritional supplements, diet management products, functional foods, a line of granola bars and a sports drink mix. Functional foods are products designed to influence specific functions of the body. The company also distributes a line of premium skin care products. These products are sold by subsidiaries of the company to a sales force of independent distributors who sell products directly to consumers. Reliv and its subsidiaries sell products to distributors throughout the United States and in Australia, Canada, New Zealand, Mexico and the United Kingdom.


[DAILY PRICE/VOLUME GRAPH]

The nutritional supplements include Reliv NOW and Reliv Classic. Both products are designed to provide a balanced nutritional supplement for an individual's diet and contain a variety of vitamins and minerals, soy and other protein sources and various herbs. The products are in powdered form to be mixed with juice or other beverages. The Reliv Classic formula has a United States patent and the Reliv NOW formula is a no-yeast derivative of the Reliv Classic formula. Reliv NOW is available with all natural flavoring or in the original formula.

The company also markets a line of skin care products which is based on compounds found only in the avocado. The products are designed to be used individually or in combination with each other. The product line includes: Reliv Face and Body Bar, a mild face and body soap; Reliv Pathway, a skin cleanser and primer which contains a variety of avocado based ingredients; Reliv Reavo, a skin care cream designed to reduce the appearance of aging in the skin caused by natural and environmental causes; and Reliv R.P. 1.5, a skin care cream having the active ingredient retinyl palmitate is designed to reduce the appearance of aging caused by environmental causes such as exposure to the sun. The company's skin care line also includes toners, moisturizers, sunless tanning lotions and related items.

                             Houlihan Lokey Howard & Zukin Financial Advisors 43

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY DESCRIPTIONS

RELIV INTERNATIONAL, INC. (CONTINUED)

In January 2000, Reliv International, Inc. announced the launch of two new products and the reformulation of two existing products, each focused on meeting the specific nutritional needs of particular sets of consumers. The new products include Reliv NOW for Kids, a supplement designed to provide important vitamins, minerals and other nutrients for growing bodies; and Reliv SoySense, a new supplement that provides a significant source of soy protein, a nutrient proven to lower the risk of heart disease.

                             Houlihan Lokey Howard & Zukin Financial Advisors 44

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY DESCRIPTIONS

USANA HEALTH SCIENCES, INC.

USANA Health Sciences, Inc. (USNA) is a Utah corporation that develops and manufactures high-quality nutritional, personal care and weight management products. USNA distributes its products through a network marketing system. As of December 30, 2000, the company had approximately 93,000 Independent distributors or Associates in the United States, Canada, Australia, New Zealand, Hong Kong, Japan and the United Kingdom.

[DAILY PRICE/VOLUME GRAPH]

USNA also offers a Preferred Customer program specifically designed for customers who desire to purchase USANA's products for personal use and do not desire to resell or distribute products. At December 30, 2000, the company had approximately 76,000 Preferred Customers worldwide. The company defines a current Associate and a current Preferred Customer as one that has purchased product from USNA at any time during the most recent twelve-month period. During 2000, Preferred Customer purchases accounted for approximately 17 percent of net sales.

USNA's three primary product lines consist of USANA Nutritionals (approximately 69 percent of net sales in 2000), LEAN Lifelong (12 percent) and Sens# (9 percent). The company's top-selling products are USANA Essentials (32 percent) and Proflavanol (13 percent). Sens# is a completely new line, introduced in June 2000, of scientifically developed natural products designed to support healthy skin and hair by providing protection and nourishment on both the inside and outside of the dermal layers of skin.

                             Houlihan Lokey Howard & Zukin Financial Advisors 45

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY DESCRIPTIONS

USANA HEALTH SCIENCES, INC. (CONTINUED)

The strategic shift in USNA's customer base continued during 2000. In February 2000, USANA introduced a value initiative that decreased prices on its products by an average of approximately 24 percent. The value initiative reduced the price of its top selling product, the Essentials, by 35 percent and offers a 10 percent discount for all customers who are active on the USANA Autoship (standing monthly order) program. These pricing changes were made in an effort to better attract and retain customers.

North America is the primary market for the company's products. Sales in the United States and Canada collectively represented approximately 79.3 percent of net sales in 2000. Sales in the Australia-New Zealand market represented approximately 15.4 percent of net sales in 2000. Hong Kong, the company's first market in Asia, accounted for 5.3 percent of net sales in 2000.

                             Houlihan Lokey Howard & Zukin Financial Advisors 46

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY DESCRIPTIONS

WEIDER NUTRITION INTERNATIONAL, INC.

Weider Nutrition International, Inc. (WNI) began as the nutritional products division of its parent, Weider Health and Fitness, whose predecessor was formed by Joe Weider in 1940. The division, along with the parent's publications and exercise equipment divisions, established the Weider name as a leading brand in the health and fitness industry.

WNI now produces capsules and tablets, powdered drink mixes, bottled beverages and nutrition bars. It markets its branded products in four principal categories: sports nutrition; vitamins, minerals and herbs; diet; and healthy snacks. WNI makes and markets some 1,400 products.

[DAILY PRICE/VOLUME GRAPH]


The company's products are sold in over 48,000 retail outlets in all 50 states. Customers in the mass volume retail channel include mass merchandisers, drug stores, warehouse clubs and supermarkets. The company services the health food market by distributing its products to General Nutrition Center and the leading health food distributors. It also sells through other distribution channels, including its network of exclusive distributors to health clubs and gyms, international markets and private-label manufacturing for other nutritional supplement companies and certain retail customers. WNI also distributes products to major markets worldwide.

As part of its multi-brand, multi-channel strategy, WNI has created a portfolio of brands designed for specific distribution channels. The positioning of WNI's brand names is supported by significant advertising and marketing expenditures, as well as the company's historical association with the Weider name. As a result, WNI believes that it has many of the leading brands in the nutritional supplement industry, including Great American Nutrition, Joe Weider Signature, Tiger's Milk, Fi-Bar, and Schiff.

                             Houlihan Lokey Howard & Zukin Financial Advisors 47

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY DESCRIPTIONS

WEIDER NUTRITION INTERNATIONAL, INC. (CONTINUED)

In July 1998, WNI acquired Germany-based Haleko Hanseatisches Lebensmittel Kontor GmbH ($65 million in annual sales), the largest sports nutrition company in Europe, for $25 million in cash, stock, assumption of debt, and other costs, as well as contingency payments.

                             Houlihan Lokey Howard & Zukin Financial Advisors 48

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY DESCRIPTIONS

WEIGHT WATCHERS INTERNATIONAL, INC.

Weight Watchers International, Inc. is the largest provider of weight control programs in the world and operates in 30 countries through a network of Company-owned and franchise operations. At the core of the business are weekly meetings, in which is presented a scientifically designed program, incorporating group support and education about healthy eating patterns, behavior modification and physical activity. The Company has developed the Weight Watchers program through continuous improvement over its 37-year history and the brand name is recognized globally today as the standard for healthy, safe and drug free weight control. Careful management of the brand identity and reputation is a fundamental element of the Company's long-term success. The Company believes that the combination of its brand recognition, extensive global network and 8,600 classroom leaders in Company-owned operations provide a significant competitive advantage..


[DAILY PRICE/VOLUME GRAPH]


Throughout its history, the Company has based its program on four core elements: group support, behavior modification, diet and exercise. The group support system remains the cornerstone method of presenting the program. Group support assists members in dealing with issues such as depression-eating and habitual eating behaviors. This support is offered through meetings that are interactive and encourage learning through group activities and discussions. Members learn strategies from leaders who have learned how to lose weight and maintain their weight loss on the program. These leaders are trained to respond to member needs by using internally developed techniques and actively modeling the Company's principles. The group support system continues throughout the maintenance period of the program when members learn how to stay within their appropriate weight range.

                             Houlihan Lokey Howard & Zukin Financial Advisors 49

COMPARABLE COMPANY FINANCIAL INFORMATION

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY FINANCIAL INFORMATION

COMPARABLE COMPANY FINANCIAL ANALYSIS

(Figures in millions, except per share data)

                                                                                                      WEIDER
                               ADVANTAGE   HAIN    HERBALIFE            NATURES     RELIV    USANA   NUTRITION   WEIGHT     CRAIG
                               MARKETING CELESTIAL   INTL      NATROL   SUNSHINE INTERNATIO  HEALTH    INTL     WATCHERS   (JENNY)
                                SYS INC  GROUP INC INC -CL A    INC     PRODS INC  NAL INC  SCIENCES   -CL A    INTL INC     INC
General Market Information

Ticker Symbol                   AMM      HAIN      HERBA      NTOL      NATR       RELV     USNA     WNI       WTW         JCGI
Exchange                        AMEX     NASDAQ    NASDAQ     NASDAQ    NASDAQ     NASDAQ   NASDAQ   NYSE      NYSE        OTC
Fiscal Year End                 12/2000  06/2001   12/2000    12/2000   12/2000    12/2000  12/2000  05/2001   12/01/00    06/2001
Latest Financial Information    09/2001  09/2001   09/2001    09/2001   09/2001    09/2001  09/2001  08/2001   09/01/01    09/2001

Closing Price as of
  Valuation Date                $  2.44  $  23.59  $  14.01   $  2.70   $  12.31   $  1.37  $  1.44  $   2.01  $    33.15  $   2.95
20-Day Average Stock Price      $  2.80  $  23.06  $  12.85   $  3.05   $  12.43   $  1.21  $  1.47  $   1.53  $    30.61  $   2.70
52 Week Price Range
    High                        $  3.50  $  36.38  $  13.90   $  4.40   $  14.75   $  1.75  $  3.06  $   3.05  $    31.70  $   3.28
    Low                         $  2.00  $  17.80  $   6.88   $  0.95   $   5.69   $  0.89  $  0.88  $   1.35  $    29.50  $   0.17
52 Week Return                   -18.7%    -18.1%      75.1%     35.0%      77.4%   -12.6%   -30.2%    -26.9%          NA     105.2%

Market Valuation
  Information

Fully Diluted Shares              4.754    34.586    32.223    13.843     17.091     9.724    9.752    26.251      22.743    23.151
Closing Price as of
  Valuation Date                $  2.44  $  23.59  $  14.01   $  2.70   $  12.31   $  1.37  $  1.44  $   2.01  $    33.15  $   2.95

Market Value of Equity (MVE)    $11.600  $815.887  $451.445   $37.377   $210.385   $13.273  $14.043  $ 52.764  $  753.914  $ 68.295
    plus: Total Debt (book)       3.331    13.284    11.571     8.428      0.000     6.100   13.808    74.732     480.786     1.508
    less: Converted Debt          0.000     0.023     0.000     0.000      0.000     0.000    0.000     0.000       0.000     0.000
    plus: Preferred Stock
          Redemption/Market/Liq
          Value                   0.000     0.000     0.000     0.000      0.000     0.000    0.000     0.000      25.621     0.000
    less: Converted Preferred     0.000     0.000     0.000     0.000      0.000     0.000    0.000     0.000       1.000     0.000
    less: Cash & Cash
          Equivalents (book)      2.078    13.990   195.290     3.535     26.447     1.357    4.105     2.603      37.904    52.078
    plus: Minority Interest
          in Subsidiaries         0.000     0.000     1.761     0.000      0.000     0.000    0.000     0.000       0.000     0.000
                                -------  --------  --------   -------   --------   -------  -------  --------  ----------   -------
Enterprise Value                $12.853  $815.158  $269.487   $42.270   $183.938   $18.016  $23.746  $124.893  $1,221.417   $17.725
                                -------  --------  --------   -------   --------   -------  -------  --------  ----------   -------

                             Houlihan Lokey Howard & Zukin Financial Advisors 51

                                                              [JENNY CRAIG LOGO]
COMPARABLE COMPANY FINANCIAL INFORMATION

COMPARABLE COMPANY DEBT-FREE MULTIPLES

($ in Millions)

                                                                EV / EBITDA
                                               ----------------------------------------------
                                                3-YR
                                      EV        Avg.      FYE       LTM       NFY      NFY + 1
                                   --------    ------    ------    ------    ------    -------
Advantage Marketing Sys Inc(1)     $   12.9      8.1x      8.5x      7.8x        NA        NA
Hain Celestial Group Inc(2)           815.2       NMF       NMF       NMF     11.1x      9.3x
Herbalife Intl Inc -Cl A(1)           269.5      2.8x      3.1x      3.3x        NA        NA
Natrol Inc(3)                          42.3      4.6x       NMF       NMF      3.7x        NA
Natures Sunshine Prods Inc(3)         183.9      5.1x      5.5x      5.9x      4.2x        NA
Reliv International Inc(4)             18.0     13.6x       NMF       NMF      8.0x      4.8x
Usana Health Sciences Inc(3)           23.7      1.5x      2.5x      3.0x      2.6x        NA
Weider Nutrition Intl  -Cl A(1)       124.9      5.2x      6.1x      6.6x        NA        NA
Weight Watchers Intl Inc(1)         1,221.4     11.4x     10.0x      6.6x        NA        NA

Low                                              1.5x      2.5x      3.0x      2.6x      4.8x
High                                            13.6x     10.0x      7.8x     11.1x      9.3x
Median                                           5.2x      5.8x      6.2x      4.2x      7.0x
Mean                                             6.6x      5.9x      5.5x      5.9x      7.0x

JENNY CRAIG                            81.2      9.2X     11.4X      5.6X      3.3X        NA

                                                                EV / REVENUE
                                               -----------------------------------------------
                                                3-YR
                                      EV        Avg.      FYE       LTM       NFY      NFY + 1
                                   --------    ------    ------    ------    ------    -------
Advantage Marketing Sys Inc(1)     $   12.9     0.62x     0.48x     0.48x        NA        NA
Hain Celestial Group Inc(2)           815.2     2.16x     1.97x     1.92x     1.97x        NA
Herbalife Intl Inc  -Cl A(1)          269.5     0.29x     0.29x     0.31x        NA        NA
Natrol Inc(3)                          42.3     0.54x     0.49x     0.53x        NA        NA
Natures Sunshine Prods Inc(3)         183.9     0.61x     0.58x     0.58x        NA        NA
Reliv International Inc(4)             18.0     0.29x     0.29x     0.33x     0.33x     0.30x
Usana Health Sciences Inc(3)           23.7     0.19x     0.19x     0.21x        NA        NA
Weider Nutrition Intl -Cl A(1)        124.9     0.36x     0.35x     0.36x        NA        NA
Weight Watchers Intl Inc(1)         1,221.4     3.13x     3.01x     2.26x        NA        NA

Low                                             0.19x     0.19x     0.21x     0.33x     0.30x
High                                            3.13x     3.01x     2.26x     1.97x     0.30x
Median                                          0.54x     0.48x     0.48x     1.15x     0.30x
Mean                                            0.91x     0.85x     0.78x     1.15x     0.30x

JENNY CRAIG                            81.2     0.27X     0.29X     0.27X     0.26X        NA

                                                                 EV / EBIT
                                               -----------------------------------------------
                                                3-YR
                                      EV        Avg.      FYE       LTM       NFY      NFY + 1
                                   --------    ------    ------    ------    ------    -------
Advantage Marketing Sys Inc(1)     $   12.9     12.7x     17.9x     18.6x        NA        NA
Hain Celestial Group Inc(2)           815.2       NMF       NMF       NMF     13.2x     10.7x
Herbalife Intl Inc -Cl A(1)           269.5      3.3x      3.8x      4.2x        NA        NA
Natrol Inc(3)                          42.3      6.4x       NMF       NMF      5.5x        NA
Natures Sunshine Prods Inc(3)         183.9      6.1x      6.9x      7.5x      5.0x        NA
Reliv International Inc(4)             18.0       NMF       NMF       NMF     11.9x      5.9x
Usana Health Sciences Inc(3)           23.7      2.1x      4.4x      5.9x      4.7x        NA
Weider Nutrition Intl -Cl A(1)        124.9     10.6x     13.2x     14.2x        NA        NA
Weight Watchers Intl Inc(1)         1,221.4     12.6x     11.0x      7.1x        NA        NA

Low                                              2.1x      3.8x      4.2x      4.7x      5.9x
High                                            12.7x     17.9x     18.6x     13.2x     10.7x
Median                                           6.4x      9.0x      7.3x      5.5x      8.3x
Mean                                             7.7x      9.5x      9.6x      8.1x      8.3x

JENNY CRAIG                            81.2       NMF       NMF      9.3x      4.1x        NA

                                                      EV / TOTAL ASSETS (NET OF CASH)
                                               -----------------------------------------------
                                                3-YR
                                      EV        Avg.      FYE       LTM       NFY      NFY + 1
                                   --------    ------    ------    ------    ------    -------
Advantage Marketing Sys Inc(1)     $   12.9     1.81x     1.58x     0.98x        NA        NA
Hain Celestial Group Inc(2)           815.2     2.08x     1.87x     1.80x        NA        NA
Herbalife Intl Inc -Cl A(1)           269.5     1.02x     0.97x     1.00x        NA        NA
Natrol Inc(3)                          42.3     0.56x     0.50x     0.52x        NA        NA
Natures Sunshine Prods Inc(3)         183.9     2.12x     2.05x     1.78x        NA        NA
Reliv International Inc(4)             18.0     0.97x     0.94x     1.06x        NA        NA
Usana Health Sciences Inc(3)           23.7     0.68x     0.73x     0.70x        NA        NA
Weider Nutrition Intl -Cl A(1)        124.9     0.55x     0.60x     0.61x        NA        NA
Weight Watchers Intl Inc(1)         1,221.4     3.88x     4.05x     3.17x        NA        NA

Low                                             0.55x     0.50x     0.52x     0.00x     0.00x
High                                            3.88x     4.05x     3.17x     0.00x     0.00x
Median                                          1.02x     0.97x     1.00x        NA        NA
Mean                                            1.52x     1.48x     1.29x        NA        NA

JENNY CRAIG                            81.2     1.28x     1.72x     2.10x        NA        NA

Footnotes:

(1)  No projections available.

(2) Projected financial figures are based on the average of several analyst reports.

(3) Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(4) Projected financial figures are based on a Taglich Brothers, Inc. report dated November 27, 2001.

                             Houlihan Lokey Howard & Zukin Financial Advisors 52

                                                              [JENNY CRAIG LOGO]
COMPARABLE COMPANY FINANCIAL INFORMATION

COMPARABLE COMPANY DEBT-FREE MULTIPLES (CONT.)

($ in Millions)

                                                           PRICE / EARNINGS
                                             -----------------------------------------------
                                              3-YR
                                    MVE       AVG.      FYE       LTM       NFY      NFY + 1
                                   ------    ------    ------    ------    ------    -------
Advantage Marketing Sys Inc(1)     $ 11.6     14.3x     23.5x     32.4x        NA        NA
Hain Celestial Group Inc(2)         815.9       NMF     33.7x     36.1x     22.4x     18.0x
Herbalife Intl Inc  -Cl A(1)        451.4      9.1x     10.6x     11.2x        NA        NA
Natrol Inc(3)                        37.4      9.8x       NMF       NMF      9.0x        NA
Natures Sunshine Prods Inc(3)       210.4     10.7x     12.0x     12.7x      9.5x        NA
Reliv International Inc(4)           13.3       NMF       NMF       NMF     19.5x      8.4x
Usana Health Sciences Inc(3)         14.0      2.0x      5.3x      7.3x      5.8x        NA
Weider Nutrition Intl  -Cl A(1)      52.8       NMF       NMF       NMF        NA        NA
Weight Watchers Intl Inc(1)         753.9     20.0x     33.8x     16.5x        NA        NA

Low                                            2.0x      5.3x      7.3x      5.8x      8.4x
High                                          20.0x     33.8x     36.1x     22.4x     18.0x
Median                                        10.2x     17.8x     14.6x      9.5x     13.2x
Mean                                          11.0x     19.8x     19.4x     13.2x     13.2x

JENNY CRAIG                         122.5       NMF       NMF       NMF        NA        NA

                                                         PRICE / NET BOOK VALUE
                                             -----------------------------------------------
                                              3-YR
                                    MVE       AVG.      FYE       LTM       NFY      NFY + 1
                                   ------    ------    ------    ------    ------    -------
Advantage Marketing Sys Inc(1)     $ 11.6     1.47x     1.36x     1.89x        NA        NA
Hain Celestial Group Inc(2)         815.9    10.51x     5.89x     2.04x        NA        NA
Herbalife Intl Inc  -Cl A(1)        451.4     2.32x     2.06x     1.80x        NA        NA
Natrol Inc(3)                        37.4     1.10x     1.46x     1.24x        NA        NA
Natures Sunshine Prods Inc(3)       210.4     2.86x     2.79x     2.49x        NA        NA
Reliv International Inc(4)           13.3     2.01x     2.35x     2.29x        NA        NA
Usana Health Sciences Inc(3)         14.0     0.75x     1.09x     0.99x        NA        NA
Weider Nutrition Intl  -Cl A(1)      52.8     1.33x     1.25x     1.26x        NA        NA
Weight Watchers Intl Inc(1)         753.9       NMF       NMF       NMF        NA        NA

Low                                           0.75x     1.09x     0.99x     0.00x     0.00x
High                                         10.51x     5.89x     2.49x     0.00x     0.00x
Median                                        1.74x     1.76x     1.85x        NA        NA
Mean                                          2.79x     2.28x     1.75x        NA        NA

JENNY CRAIG                         122.5     3.25x     6.17x     2.80x        NA        NA

                                                          PRICE / CASH FLOW
                                             ----------------------------------------------
                                              3-YR
                                    MVE       Avg.      FYE       LTM       NFY      NFY + 1
                                   ------    ------    ------    ------    ------    -------
Advantage Marketing Sys Inc(1)     $ 11.6      8.4x      9.0x      8.8x        NA        NA
Hain Celestial Group Inc(2)         815.9     33.1x     22.0x     23.7x     16.9x     14.3x
Herbalife Intl Inc  -Cl A(1)        451.4      7.0x      7.7x      7.9x        NA        NA
Natrol Inc(3)                        37.4      5.9x       NMF       NMF      4.8x        NA
Natures Sunshine Prods Inc(3)       210.4      8.2x      8.6x      8.9x      7.2x        NA
Reliv International Inc(4)           13.3     15.5x     27.7x       NMF      9.4x      5.8x
Usana Health Sciences Inc(3)         14.0      1.3x      2.1x      2.4x      2.2x        NA
Weider Nutrition Intl  -Cl A(1)      52.8      4.2x      5.0x      5.6x        NA        NA
Weight Watchers Intl Inc(1)         753.9     15.6x     22.2x     12.9x        NA        NA

Low                                            1.3x      2.1x      2.4x      2.2x      5.8x
High                                          33.1x     27.7x     23.7x     16.9x     14.3x
Median                                         8.2x      8.8x      8.8x      7.2x     10.1x
Mean                                          11.0x     13.0x     10.0x      8.1x     10.1x

JENNY CRAIG                         122.5       NMF       NMF       NMF        NA        NA

Footnotes:

(1)  No projections available.

(2) Projected financial figures are based on the average of several analyst reports.

(3)  No projections available.

(4) Projected financial figures are based on a Taglich Brothers, Inc. report dated November 27, 2001.


                             Houlihan Lokey Howard & Zukin Financial Advisors 53

                                                              [JENNY CRAIG LOGO]
COMPARABLE COMPANY FINANCIAL INFORMATION

RISK ANALYSIS RANKINGS

                      SIZE
              (Revenue, millions)

HERBALIFE INTL INC  -CL A              $  881.5
WEIGHT WATCHERS INTL INC               $  540.7
HAIN CELESTIAL GROUP INC               $  424.1
WEIDER NUTRITION INTL  -CL A           $  348.7
NATURES SUNSHINE PRODS INC             $  318.0
JENNY CRAIG                            $  291.1
USANA HEALTH SCIENCES INC              $  115.3
NATROL INC                             $   79.3
RELIV INTERNATIONAL INC                $   53.8
ADVANTAGE MARKETING SYS INC            $   26.7

               HISTORICAL GROWTH
                (2-Year EBITDA)

JENNY CRAIG                                57.5%
HAIN CELESTIAL GROUP INC                   17.3%
ADVANTAGE MARKETING SYS INC                16.1%
WEIGHT WATCHERS INTL INC                   14.5%
HERBALIFE INTL INC  -CL A                  -4.4%
WEIDER NUTRITION INTL  -CL A               -4.6%
NATURES SUNSHINE PRODS INC                 -9.4%
USANA HEALTH SCIENCES INC                 -28.0%
RELIV INTERNATIONAL INC                   -50.1%
NATROL INC                                  NMF

                 PROFITABILITY
              (EBITDA to Revenue)

WEIGHT WATCHERS INTL INC                   34.3%
HAIN CELESTIAL GROUP INC                   11.5%
NATURES SUNSHINE PRODS INC                  9.9%
HERBALIFE INTL INC  -CL A                   9.2%
USANA HEALTH SCIENCES INC                   7.0%
ADVANTAGE MARKETING SYS INC                 6.2%
WEIDER NUTRITION INTL  -CL A                5.5%
JENNY CRAIG                                 5.0%
RELIV INTERNATIONAL INC                     0.7%
NATROL INC                                 -5.1%

                     SIZE
         (Enterprise Value, millions)

WEIGHT WATCHERS INTL INC               $1,221.4
HAIN CELESTIAL GROUP INC               $  815.2
HERBALIFE INTL INC  -CL A              $  269.5
NATURES SUNSHINE PRODS INC             $  183.9
WEIDER NUTRITION INTL  -CL A           $  124.9
JENNY CRAIG                            $   81.2
NATROL INC                             $   42.3
USANA HEALTH SCIENCES INC              $   23.7
RELIV INTERNATIONAL INC                $   18.0
ADVANTAGE MARKETING SYS INC            $   12.9

               HISTORICAL GROWTH
                (1-Year EBITDA)

HAIN CELESTIAL GROUP INC                   56.4%
WEIGHT WATCHERS INTL INC                   15.3%
NATURES SUNSHINE PRODS INC                  1.2%
JENNY CRAIG                               -11.7%
HERBALIFE INTL INC  -CL A                 -19.2%
ADVANTAGE MARKETING SYS INC               -27.9%
WEIDER NUTRITION INTL  -CL A              -29.2%
USANA HEALTH SCIENCES INC                 -47.9%
RELIV INTERNATIONAL INC                  -249.0%
NATROL INC                                  NMF

             RELATIVE DEPRECIATION
           (Depreciation to EBITDA)

RELIV INTERNATIONAL INC                   235.2%
ADVANTAGE MARKETING SYS INC                58.2%
WEIDER NUTRITION INTL  -CL A               53.8%
USANA HEALTH SCIENCES INC                  50.4%
JENNY CRAIG                                40.1%
HAIN CELESTIAL GROUP INC                   24.1%
NATURES SUNSHINE PRODS INC                 22.1%
HERBALIFE INTL INC  -CL A                  21.0%
WEIGHT WATCHERS INTL INC                    6.9%
NATROL INC                                -91.2%

               HISTORICAL GROWTH
               (2-Year Revenue)

ADVANTAGE MARKETING SYS INC                41.8%
HAIN CELESTIAL GROUP INC                   14.3%
NATROL INC                                 13.0%
RELIV INTERNATIONAL INC                     7.1%
WEIGHT WATCHERS INTL INC                    5.5%
HERBALIFE INTL INC  -CL A                   4.4%
WEIDER NUTRITION INTL  -CL A                2.5%
NATURES SUNSHINE PRODS INC                  2.2%
USANA HEALTH SCIENCES INC                  -1.2%
JENNY CRAIG                                -6.0%

               PROJECTED GROWTH
                (1-Year EBITDA)

JENNY CRAIG                               206.3%
RELIV INTERNATIONAL INC                   145.8%
HAIN CELESTIAL GROUP INC                   40.3%
NATURES SUNSHINE PRODS INC                 31.1%
USANA HEALTH SCIENCES INC                  -5.7%
NATROL INC                                  NMF
ADVANTAGE MARKETING SYS INC                  NA
HERBALIFE INTL INC  -CL A                    NA
WEIDER NUTRITION INTL  -CL A                 NA
WEIGHT WATCHERS INTL INC                     NA

              INTERNAL INVESTMENT
       (Capital Expenditures to Revenue)

ADVANTAGE MARKETING SYS INC                 7.6%
USANA HEALTH SCIENCES INC                   6.7%
NATURES SUNSHINE PRODS INC                  4.8%
HAIN CELESTIAL GROUP INC                    4.6%
HERBALIFE INTL INC  -CL A                   1.2%
WEIDER NUTRITION INTL  -CL A                1.0%
WEIGHT WATCHERS INTL INC                    0.9%
JENNY CRAIG                                 0.9%
RELIV INTERNATIONAL INC                     0.6%
NATROL INC                                  0.4%

               HISTORICAL GROWTH
               (1-Year Revenue)

ADVANTAGE MARKETING SYS INC                19.1%
NATURES SUNSHINE PRODS INC                  6.8%
NATROL INC                                  6.7%
HAIN CELESTIAL GROUP INC                    2.3%
WEIGHT WATCHERS INTL INC                    1.6%
HERBALIFE INTL INC  -CL A                  -1.3%
JENNY CRAIG                                -2.6%
WEIDER NUTRITION INTL  -CL A               -3.3%
USANA HEALTH SCIENCES INC                  -8.3%
RELIV INTERNATIONAL INC                   -11.5%

               PROJECTED GROWTH
                 (5-Year EPS)

ADVANTAGE MARKETING SYS INC                  NA
HAIN CELESTIAL GROUP INC                     NA
HERBALIFE INTL INC  -CL A                    NA
NATROL INC                                   NA
NATURES SUNSHINE PRODS INC                   NA
RELIV INTERNATIONAL INC                      NA
USANA HEALTH SCIENCES INC                    NA
WEIDER NUTRITION INTL  -CL A                 NA
WEIGHT WATCHERS INTL INC                     NA
CRAIG (JENNY) INC                            NA
JENNY CRAIG                                  NA

                   LIQUIDITY
                (Current Ratio)

ADVANTAGE MARKETING SYS INC                 2.9
NATROL INC                                  2.9
HAIN CELESTIAL GROUP INC                    2.8
NATURES SUNSHINE PRODS INC                  2.2
HERBALIFE INTL INC  -CL A                   2.0
JENNY CRAIG                                 1.8
WEIDER NUTRITION INTL  -CL A                1.7
RELIV INTERNATIONAL INC                     1.1
USANA HEALTH SCIENCES INC                   1.0
WEIGHT WATCHERS INTL INC                    0.7

               PROJECTED GROWTH
               (1-Year Revenue)

JENNY CRAIG                                 7.1%
HAIN CELESTIAL GROUP INC                    0.0%
RELIV INTERNATIONAL INC                   -11.2%
ADVANTAGE MARKETING SYS INC                  NA
HERBALIFE INTL INC  -CL A                    NA
NATROL INC                                   NA
NATURES SUNSHINE PRODS INC                   NA
USANA HEALTH SCIENCES INC                    NA
WEIDER NUTRITION INTL  -CL A                 NA
WEIGHT WATCHERS INTL INC                     NA

                 PROFITABILITY
               (EBIT to Revenue)

WEIGHT WATCHERS INTL INC                   31.9%
HAIN CELESTIAL GROUP INC                    8.7%
NATURES SUNSHINE PRODS INC                  7.7%
HERBALIFE INTL INC  -CL A                   7.3%
USANA HEALTH SCIENCES INC                   3.5%
JENNY CRAIG                                 3.0%
ADVANTAGE MARKETING SYS INC                 2.6%
WEIDER NUTRITION INTL  -CL A                2.5%
RELIV INTERNATIONAL INC                    -0.9%
NATROL INC                                 -9.8%

                   LEVERAGE
                 (Debt to EV)

NATURES SUNSHINE PRODS INC                  0.0%
HAIN CELESTIAL GROUP INC                    1.6%
JENNY CRAIG                                 1.7%
HERBALIFE INTL INC  -CL A                   4.3%
NATROL INC                                 19.9%
ADVANTAGE MARKETING SYS INC                25.9%
RELIV INTERNATIONAL INC                    33.9%
WEIGHT WATCHERS INTL INC                   39.4%
USANA HEALTH SCIENCES INC                  58.1%
WEIDER NUTRITION INTL  -CL A               59.8%


                             Houlihan Lokey Howard & Zukin Financial Advisors 54

                                                              [JENNY CRAIG LOGO]

COMPARABLE COMPANY FINANCIAL INFORMATION

OPERATING PERFORMANCE PARAMETERS

(figures in millions)

                                           LTM OPERATING INDICATIONS                              LTM MARGINS
                             --------------------------------------------------  ----------------------------------------------
                                                              ADJUSTED ADJUSTED                              ADJUSTED  ADJUSTED
                                     GROSS  ADJUSTED ADJUSTED   CASH     NET     GROSS   ADJUSTED  ADJUSTED    CASH       NET
                             REVENUE PROFIT  EBITDA    EBIT     FLOW    INCOME   PROFIT   EBITDA     EBIT      FLOW     INCOME
                             ------- ------ -------- -------- -------- --------  ------  --------  --------  --------  --------
ADVANTAGE MARKETING SYS INC  $ 26.7  $  9.0  $  1.7   $  0.7   $  1.3   $  0.4     33.8%      6.2%      2.6%      4.9%       1.3%

HAIN CELESTIAL GROUP INC      424.1   172.8    48.7     37.0     34.4     22.6     40.7%     11.5%      8.7%      8.1%       5.3%

HERBALIFE INTL INC -CL A      881.5   411.1    81.2     64.2     57.2     40.2     46.6%      9.2%      7.3%      6.5%       4.6%

NATROL INC                     79.3    26.5    (4.1)    (7.7)    (5.3)    (9.0)    33.5%     -5.1%*    -9.8%*    -6.7%*    -11.3%*

NATURES SUNSHINE PRODS INC    318.0   261.0    31.4     24.4     23.5     16.6     82.1%      9.9%      7.7%      7.4%       5.2%

RELIV INTERNATIONAL INC        53.8    20.3     0.4     (0.5)     0.1     (0.8)    37.7%      0.7%     -0.9%*      0.2%     -1.4%*

USANA HEALTH SCIENCES INC     115.3    80.9     8.0      4.0      6.0      1.9     70.2%      7.0%      3.5%      5.2%       1.7%

WEIDER NUTRITION INTL -CL A   348.7   131.1    19.0      8.8      9.5     (0.8)    37.6%      5.5%      2.5%      2.7%      -0.2%*

WEIGHT WATCHERS INTL INC      540.7   285.9   185.3    172.6     58.3     45.6     52.9%     34.3%*    31.9%*    10.8%*      8.4%*

Low                          $ 26.7  $  9.0  $ (4.1)  $ (7.7)  $ (5.3)  $ (9.0)    33.5%      0.7%      2.5%      0.2%       1.3%
High                         $881.5  $411.1  $185.3   $172.6   $ 58.3   $ 45.6     82.1%     11.5%      8.7%      8.1%       5.3%

Median                       $318.0  $131.1  $ 19.0   $  8.8   $  9.5   $  1.9     40.7%      7.0%      5.4%      5.2%       4.6%
Mean                         $309.8  $155.4  $ 41.3   $ 33.7   $ 20.6   $ 13.0     48.4%      7.1%      5.4%      5.0%       3.6%

Jenny Craig                  $296.7  $ 24.7  $ 14.5   $  8.7   $ 11.0   $  5.2      8.3%      4.9%      2.9%      3.7%       1.8%

                               2-YEAR COMPOUND ANNUAL GROWTH RATES
                               ------------------------------------
                                                          ADJUSTED
                                        ADJUSTED ADJUSTED   NET
                               REVENUE   EBITDA    EBIT    INCOME
                               -------  -------- -------- --------
ADVANTAGE MARKETING SYS INC      41.8%     16.1%    -1.4%   -14.1%

HAIN CELESTIAL GROUP INC         14.3%     17.3%    14.4%    30.4%

HERBALIFE INTL INC -CL A          4.4%     -4.4%    -5.2%    -6.3%

NATROL INC                       13.0%     NMF*     NMF*     NMF*

NATURES SUNSHINE PRODS INC        2.2%     -9.4%   -14.1%   -13.4%

RELIV INTERNATIONAL INC           7.1%    -50.1%    NMF*     NMF*

USANA HEALTH SCIENCES INC        -1.2%    -28.0%   -40.1%   -47.4%

WEIDER NUTRITION INTL -CL A       2.5%     -4.6%     7.1%    NMF*

WEIGHT WATCHERS INTL INC          5.5%     14.5%    15.0%   -31.8%

Low                              -1.2%    -50.1%   -40.1%   -47.4%
High                             41.8%     17.3%    15.0%    30.4%

Median                            5.5%     -4.5%    -1.4%   -13.7%
Mean                             10.0%     -6.1%    -3.5%   -13.8%

Jenny Craig                      -6.0%     57.5%     NMF      NMF

*    Excluded from range.


                             Houlihan Lokey Howard & Zukin Financial Advisors 55

                                                              [JENNY CRAIG LOGO]
COMPARABLE COMPANY FINANCIAL INFORMATION

BALANCE SHEET RATIOS

(figures in millions)


                                            NET         NET                                                                  NET
                                TOTAL      INCOME      INCOME      CURRENT    QUICK     INVENTORY    A/R        A/P        WORKING
                                ASSETS      ROA         ROE        RATIO      RATIO     TURNOVER     DAYS       DAYS       CAPITAL
                                ------     ------      ------      -------    ------    ---------   ------     ------     ---------
ADVANTAGE MARKETING SYS INC     $ 15.2        2.7%        2.0%        2.9        1.7       14.2       14.1        6.4     $   2.156

HAIN CELESTIAL GROUP INC         467.4        5.0%        5.9%        2.8        1.4        4.9       43.2       67.7     $  77.138

HERBALIFE INTL INC -CL A         465.4        9.1%       16.9%        2.0        1.3        5.0       13.3       15.9     ($ 10.950)

NATROL INC                        84.9      -10.0%      -13.7%        2.9        1.4        3.9       56.9       47.2     $  17.146

NATURES SUNSHINE PRODS INC       129.8       13.2%       18.1%        2.2        1.0        2.0        9.6       36.5     $  13.310

RELIV INTERNATIONAL INC           18.3       -3.6%      -15.8%        1.1        0.3        6.5       15.6       57.3     $   0.453

USANA HEALTH SCIENCES INC         38.3        4.9%       16.2%        1.0        0.3        3.0        1.4       48.3     $   2.430

WEIDER NUTRITION INTL -CL A      206.4       -0.4%       -2.4%        1.7        0.7        4.1       51.9       52.2     $  64.349

WEIGHT WATCHERS INTL INC         423.4       11.9%      -21.9%        0.7        0.4       16.9        8.6       11.2     ($ 56.966)

Low                             $ 15.2      -10.0%      -21.9%        0.7        0.3        2.0        1.4        6.4     ($ 56.966)
High                            $467.4       13.2%       18.1%        2.9        1.7       16.9       56.9       67.7     $  77.138

Median                          $129.8        4.9%        2.0%        2.0        1.0        4.9       14.1       47.2     $   2.430
Mean                            $205.5        3.7%        0.6%        1.9        0.9        6.7       23.8       38.1     $  12.118

Jenny Craig                     $ 90.7       11.5%       10.2%        1.8        1.4       48.6        1.4        9.3     ($ 21.397)

                                                               LEVERAGE
                                             --------------------------------------------
                                OTHER LT     DEBT/       DEBT/       DEBT/    INTEREST
                                 LIAB/EV     EBITDA     MVE (1)       EV     COVERAGE (2)
                                --------     ------     -------     ------   ------------
ADVANTAGE MARKETING SYS INC         0.5%       2.0x       28.7%       0.3x       4.8x

HAIN CELESTIAL GROUP INC            1.0%       0.3x        1.6%       0.0x      35.5x

HERBALIFE INTL INC -CL A           15.2%       0.1x        2.6%       0.0x       NMF*

NATROL INC                          0.5%       NMF*       22.5%       0.2x       NMF*

NATURES SUNSHINE PRODS INC          1.1%       0.0x        0.0%       0.0x       NMF*

RELIV INTERNATIONAL INC             2.1%      16.8x       46.0%       0.3x       0.8x

USANA HEALTH SCIENCES INC           0.0%       1.7x       98.3%       0.6x       9.8x

WEIDER NUTRITION INTL -CL A         0.0%       3.9x      141.6%       0.6x       2.0x

WEIGHT WATCHERS INTL INC            0.3%       2.6x       63.8%       0.4x       3.4x

Low                                 0.0%       0.0x        0.0%       0.0x       0.8x
High                               15.2%      16.8x      141.6%       0.6x      35.5x

Median                              0.5%       1.9x       28.7%       0.3x       4.1x
Mean                                2.3%       3.4x       45.0%       0.3x       9.4x

Jenny Craig                          NA        0.1x         NA          NA         NA

*  Excluded from range.


                             Houlihan Lokey Howard & Zukin Financial Advisors 56

SELECTED COMPARABLE TRANSACTIONS

                                                              [JENNY CRAIG LOGO]
SELECTED COMPARABLE TRANSACTIONS

TRANSACTION ANALYSIS - WEIGHT WATCHERS

 ($ in Millions)

Announce Date:          7/22/99
Close Date;             9/29/99

Target:                 H.J. HEINZ CO.
Unit Sold:              WEIGHT WATCHERS BUSINESS
Business Line:          Provides dieting classes and sells prepackaged food
                        products

Buyer:                  ARTAL LUXEMBOURG SA

Transaction Value:      $ 735.0

Terms:                  - Weight Watchers redeemed shares of common stock from
                          Heinz for $349.5 million, paying $324.5 million in cash and $25 million in preferred stock issues to Heinz.

                        - Artal bought 94% of the remaining common stock from
                          Heinz for $223.7 in cash.

                        - Heinz used $14.3 million of the proceeds to retain a 6
                          percent stake in Weight Watchers.

                        - Senior lenders provided $239 million under new,
                          secured bank credit facilities which provide for borrowings of up to $267 million.

                        - Weight Watchers International issues $255 million
                          worth of high yield bonds.

                        - The notes and the senior borrowings together were used
                          to finance the purchase of shares from Heinz and to refinance the existing debt of the company.

FINANCIAL ANALYSIS

                            12 months to 2Q FY00 (a)

 Revenue                $    406.0              EV/Revenue                1.8 x
 EBIT                   $     96.1              EV/EBIT                   7.6 x
 EBITDA                 $    101.0              EV/EBITDA                 7.3 x

OPERATIONAL ANALYSIS

- Acquisition allows Heinz to use the savings to boost marketing of its ketchup, Ore-Ida frozen potatoes and other food products.

- Acquisition gives Heinz the opportunity to focus on its long-term food growth strategy, including Weight Watchers foods and other global food businesses.

- With Artal's strong track record of success in consumer branded goods and services, the acquiring company believes that it can strengthen the Weight Watchers brand in weight loss services and work with Heinz to grow the Weight Watchers branded food businesses.

(a) Per ING Barings High-Yield Research Paper dated January 10, 2000, without adjustments.


                             Houlihan Lokey Howard & Zukin Financial Advisors 58

NET OPERATING LOSS ANALYSIS

                                                              [JENNY CRAIG LOGO]
NET OPERATING LOSS ANALYSIS

NET OPERATING LOSS ANALYSIS

($ IN MILLIONS)

ASSUMPTIONS:
Growth Rate (pre-tax income)                     0.0%
NOL usage Limitation (% of pre-tax)(2)         90.00%
Federal Tax Rate                               35.00%
State Tax Rate                                  9.30%
Cost of Equity                                  25.0%
Federal NOL - Beginning Balance               10.000
State NOL - Beginning Balance                  0.000
State NOL usage limitation(4)                  100.0%

                                                    2002    2003    2004    2005    2006    2007    2008    2009    2010    2011
                                                     1       2       3       4       5       6       7       8       9       10
                                                   ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
PRE-TAX INCOME(1)                                  10.000  10.000  10.000  10.000  10.000  10.000  10.000  10.000  10.000  10.000

Maximum NOL Usage, if change of control            10.000   1.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000

FEDERAL TAX SAVINGS:
Potential Federal NOL Usage(2)                      9.000   1.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000
Allowed Federal NOL Usage(2)                        9.000   1.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000
Federal Tax Savings at 35 percent                   3.150   0.350   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000

STATE TAX SAVINGS

State NOL Usage(2)                                  0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000
State NOL Usage(2)                                  0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000
State Tax Savings at 6.045 percent.(3)     6.05%    0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000

TOTAL TAX SAVINGS (FEDERAL AND STATE)               3.150   0.350   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000
Number of Years(4)                                   1.00    2.00    3.00    4.00    5.00    6.00    7.00    8.00    9.00   10.00
Present Value Factor                               0.8000  0.6400  0.5120  0.4096  0.3277  0.2621  0.2097  0.1678  0.1342  0.1074
                                                   ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
PRESENT VALUE OF TAX SAVING                         2.520   0.224   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000
SUM OF PRESENT VALUE OF TAX SAVING                  2.744

FEDERAL NOL

Beginning Balance                                  10.000   1.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000
Usage                                               9.000   1.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000
Additions                                           0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000
                                                   ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Ending Balance                                      1.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000

STATE NOL

Beginning Balance                                   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000
Usage                                               0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000
Additions(5)                                        0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000
                                                   ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Ending Balance                                      0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000   0.000

NOTES:

(1) Projected pre-tax income assumes $10 million in pre-tax income in FY 2002 (annualized results for quarter ended 9/30/01) with an assumed growth rate equal to 0 percent thereafter.

(2) Assumes Federal and State NOL's can be used to offset 90 percent of taxable income. In addition, annual NOL usage is limited under a 'change of control' scenario to the Company's equity value multiplied by the Fed Funds Rate.

(3) The state tax rate of 9.3 percent is adjusted by 65 percent or (1-Federal tax rate) to reflect the federal tax benefit received if the Company had paid state taxes.

(4) Assumes tax benefit associated with the usage of NOL to be received at end of each year.

(5) Assumes that additions to the State NOL are limited to 100 percent of the pre-tax loss, if any, in a given year.


                             Houlihan Lokey Howard & Zukin Financial Advisors 60

TERMINATION FEE STUDY

                                                              [JENNY CRAIG LOGO]
TERMINATION FEE STUDY

SUMMARY OF ANALYSIS

- This study includes 144 announced M&A transactions in 2000 involving U.S. publicly traded target companies with an aggregate Transaction Value of at least $50.0 million in which there was a disclosed Termination Fee.

- The magnitude of each Termination Fee was measured as a percentage of "Transaction Value." Transaction Value is defined as the total amount of consideration payable in the transaction, excluding transaction fees and expenses. Liabilities and preferred stock were included in Transaction Value only if they were publicly disclosed as part of the consideration.

- Transaction Value was determined to be a more appropriate reference point than Equity Value for determining the magnitude of a Termination Fee because, unlike Equity Value, Transaction Value is not affected by the target company's capital structure.

- Based on the 144 transactions analyzed, Termination Fees in 2000 as a percent of Transaction Value ranged from a high of 6.6 percent to a low of
    0.7 percent, with a median of 2.9 percent.

                  TRANSACTION TERMINATION FEE STUDY SUMMARY(1)
                                ($ IN MILLIONS)

                                                         TERMINATION FEE
                                                        AS A PERCENTAGE OF
                           TRANSACTION    TERMINATION      TRANSACTION
                              VALUE          FEE              VALUE
                           -----------    -----------   ------------------
High                       $172,494.0      $3,900.0              6.6%
Low                        $     55.7      $    1.8              0.7%

Mean                       $  3,483.4      $   88.1              3.0%
Median                     $    685.3      $   20.7              2.9%

----------

(1) High, low, mean and median summary results are exclusive of each other. Results shown for transaction value, termination fee and termination fee as a percentage of transaction value may be from different transactions.


                             Houlihan Lokey Howard & Zukin Financial Advisors 62

                                                              [JENNY CRAIG LOGO]
TERMINATION FEE STUDY

- Illustrated below is an analysis of 2000 and 1999 Termination Fees relative to transaction size and form of consideration.

       TERMINATION FEE STUDY BY TRANSACTION SIZE AND FORM OF CONSIDERATION
                                 ($ IN MILLIONS)

                                                                                                   MEDIAN TERMINATION
                                      NUMBER                MEDIAN               MEDIAN          FEE AS A PERCENTAGE OF
                                  OF TRANSACTIONS     TRANSACTION VALUE      TERMINATION FEE        TRANSACTION VALUE
                                 ----------------    --------------------    ----------------    ----------------------
                                  2000      1999       2000        1999       2000      1999      2000            1999
                                 ------    ------    --------    --------    ------    ------    ------          ------
MEDIAN TERMINATION FEES BY
TRANSACTION SIZE

 $50 million to $250 million         37       110    $  153.6    $  115.3    $  5.0    $  4.0       3.3%            3.4%
 $250 million to $500 million        28        61    $  387.9    $  389.6    $ 10.3    $ 12.0       2.7%            3.1%
 $500 million to $1 billion          18        52    $  732.2    $  707.2    $ 23.8    $ 15.3       3.6%            2.5%
 $1 billion and greater              61        99    $2,559.1    $2,327.9    $ 85.0    $ 54.0       2.8%            2.5%
                                 ------    ------    --------    --------    ------    ------    ------          ------
TOTAL                               144       322    $  730.4    $  450.4    $ 20.0    $ 12.5       2.9%            2.9%

MEDIAN TERMINATION FEES BY
TRANSACTION CONSIDERATION

 All Stock                           62       133    $1,475.4    $  569.3    $ 45.0    $ 20.0       3.0%            2.9%
 All Cash                            77       164    $  412.0    $  295.9    $ 10.0    $  9.0       2.8%            2.8%
 Cash and Stock                       5        25    $1,755.6    $1,291.7    $ 65.0    $ 30.0       2.6%            2.6%
                                 ------    ------    --------    --------    ------    ------    ------          ------

TOTAL                               144       322    $  730.4    $  450.4    $ 20.0    $ 12.5       2.9%            2.9%


                             Houlihan Lokey Howard & Zukin Financial Advisors 63

LBO MODEL

LBO MODEL

LBO MODEL SUMMARY

SOURCES:
                            $000s     % TOTAL     RATE      PIK RATE   EQUITY         AMORTIZATION
                            ------    -------    ------     --------   ------        --------------
Senior Term A               15,000      19.5%      15.0%       0.0%       0.0%       2.0   in   2.0
Senior Term B               15,000      19.5%      17.0%       0.0%       0.0%       3.0   in   3.0
Revolving Line of Credit     2,000       2.6%      11.0%       0.0%       0.0%        --   --    --
Subordinated Debt           25,000      32.5%      17.0%       0.0%      20.0%       5.0   in   5.0
Seller Note                     --       0.0%      10.0%       0.0%       0.0%       5.0   in   5.0
Preferred Equity            18,000      23.4%      10.0%       0.0%      57.6%       0.0   in   7.0
Common Equity                2,000       2.6%       0.0%       0.0%      22.4%        --   --    --
Other Common                    --       0.0%       0.0%       0.0%       0.0%        --   --    --
Total Sources               77,000     100.0%                           100.0%

USES:
                        $000s      % TOTAL
                       --------     -------
Cash Stock Purchase     115,000     149.4%
Cash Asset Purchase          --       0.0%
Refinance Debt               --       0.0%
Seller Note                  --       0.0%
Reinvested Equity            --       0.0%
Transaction Costs         8,000      10.4%
Other                        --       0.0%

Change in Cash          (46,000)    -59.7%
Total Uses               77,000     100.0%

INTERNAL RATES OF RETURN:
Exit Multiple (Yr. 5)      4.0x       5.0x       6.0x

Subordinated Debt          24.8%      27.1%      29.3%

Pref. & Comm Eqty          42.2%      48.1%      53.1%

                                                           PROJECTED AS OF JUNE 30
DEBT BALANCE:               OPENING AT    ------------------------------------------------------------
                             11/30/01       2002         2003         2004         2005         2006
                            ----------    --------     --------     --------     --------     --------
Senior Term A                  15,000       13,250        9,550           --           --           --
Senior Term B                  15,000       12,083        7,083           --           --           --
Revolving Line of Credit        2,000        3,302        2,422        5,000           --        5,000
Subordinated Debt              25,000       25,000       25,000       25,000       25,000           --
Seller Note                        --           --           --           --           --           --
Total Debt                     57,000       53,635       44,055       30,000       25,000        5,000

Less: Cash                     (7,665)      (5,000)      (5,000)      (2,506)     (10,332)      (4,811)
Net Debt                       49,335       48,635       39,055       27,494       14,668          189

EQUITY:
Preferred Equity               18,000       18,000       18,000       18,000       18,000       18,000
Common Equity                  73,622       73,622       73,622       73,622       73,622       73,622
Paid in Capital               (58,499)     (58,499)     (58,499)     (58,499)     (58,499)     (58,499)
Retained Earnings                 201        2,361       11,941       22,993       35,296       49,239
Treasury Stock                (74,762)     (74,762)     (74,762)     (74,762)     (74,762)     (74,762)
                             --------     --------     --------     --------     --------     --------
Total Stockholder' Equity     (41,438)     (39,278)     (29,698)     (18,646)      (6,343)       7,600
                             --------     --------     --------     --------     --------     --------

OPERATING SUMM:                     ACTUAL FYE JUNE 30,                                         PROJECTED FYE JUNE 30,
                    -----------------------------------------     LTM       7 MOS.    -----------------------------------------
                      1998       1999       2000       2001      NOV-01    6/30/02      2003       2004      2005        2006
                    --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
Revenue              352,249    320,952    290,985    283,552    296,713    183,644    318,860    326,832    335,002    343,377
   % Growth               NA      -8.9%      -9.3%      -2.6%        4.6%        NA        3.5%       2.5%       2.5%       2.5%

Gross Profit          28,617     30,856     20,346     20,396     28,642     26,186     45,432     46,568     47,732     48,925
   % of Sales            8.1%       9.6%       7.0%       7.2%       9.7%      14.3%      14.2%      14.2%      14.2%      14.2%

Adjusted EBITA         2,040      5,419      2,627        481     20,235     16,856     25,532     26,089     26,657     27,236
   % of Sales            0.6%       1.7%       0.9%       0.2%       6.8%       9.2%       8.0%       8.0%       8.0%       7.9%

Adjusted EBITDA        9,141     11,273      8,168      6,534     26,057     17,639     28,760     29,017     29,585     30,164
   % of Sales            2.6%       3.5%       2.8%       2.3%       8.8%       9.6%       9.0%       8.9%       8.8%       8.8%

CAPX                   4,678      5,073      4,747      1,961        800      5,500      5,000      5,000      5,000      5,000
   % of Sales            1.3%       1.6%       1.6%       0.7%       0.3%       3.0%       1.6%       1.5%       1.5%       1.5%

Adj. EBITDA - CAPX     4,463      6,200      3,421      4,573     25,257     12,139     23,760     24,017     24,585     25,164
   % of Sales            1.3%       1.9%       1.2%       1.6%       8.5%       6.6%       7.5%       7.3%       7.3%       7.3%

COVERAGE & LIQUIDITY:                                                           PROJECTED FYE JUNE 30,
                                   OPENING AT  EST. FYE    7 MOS.     ---------------------------------------
                                    11/30/01     2002       2002       2003       2004       2005       2006
                                   ----------  --------    ------     ------     ------     ------     ------
EBITDA - CAPX - Taxes/
Cash Interest+Sch. Prin+Cash Div      1.15x      0.75x      0.73x      0.93x      0.67x      2.54x      0.53x
EBITDA - CAPX/Cash Interest             NMF      1.97x      2.32x      3.01x      4.02x      5.43x     10.48x
EBITDA/Cash Interest                    NMF      2.67x      3.37x      3.64x      4.86x      6.54x     12.57x
Financing/EBITDA                         NA       6.1x       8.2x       4.7x       4.2x       3.9x       3.2x
Total Debt/EBITDA                     2.19x      2.24x      3.04x      1.53x      1.03x      0.85x      0.17x
Senior Debt/EBITDA                    1.23x      1.10x      1.62x      0.66x      0.17x      0.00x      0.17x
Financing/EBITDA - CAPX                5.9x       8.2x      12.0x       5.7x       5.1x       4.7x       3.8x
Total Debt/EBITDA - CAPX               2.3x       3.0x       4.4x       1.9x       1.2x       1.0x       0.2x
Senior Debt/EBITDA - CAPX              1.3x       1.6x       2.4x       0.8x       0.2x       0.0x       0.2x

                                                                PROJECTED FYE JUNE 30,
REVOLVER AVAILABILITY:               OPENING AT   --------------------------------------------------
                                      11/30/01     2002       2003       2004       2005       2006
                                     ----------   ------     ------     ------     ------     ------
Actual Revolver Balance                 2,000      3,302      2,422      5,000         --      5,000
Eligible Accounts Receivable @ 75%      1,792      1,800      2,175      2,229      2,285      2,342
Eligible Inventory @ 50%                5,013      6,050      6,400      6,560      6,724      6,892
                                       ------     ------     ------     ------     ------     ------
Maximum Availability                    5,000      5,000      5,000      5,000      5,000      5,000
Revolver Availability                   3,000      1,698      2,578         --      5,000         --


                             Houlihan Lokey Howard & Zukin Financial Advisors 65

VALUATION SUMMARY

VALUATION SUMMARY

($ in Thousands, except per share information)

                                                     MARKET APPROACH                    DCF APPROACH           IMPLIED PUBLIC MARKET
                                               ----------------------------    ----------------------------    ---------------------
                                                   Low            High             Low            High          Low          High
ENTERPRISE VALUE                               $     69,000    $     80,000    $     66,000    $     81,000
                                               ------------    ------------    ------------    ------------

  Excess Cash                                  $     40,000    $     40,000    $     40,000    $     40,000
  Interest-bearing Debt                              (1,394)         (1,394)         (1,394)         (1,394)
  Value of Net Operating Loss Carryforwards           2,744           2,744           2,744           2,744
                                               ------------    ------------    ------------    ------------
  Aggregate Equity Value                       $    110,350    $    121,350    $    107,350    $    122,350

  Proceeds - "in the money" Options                   3,087           3,087           3,087           3,087
                                               ------------    ------------    ------------    ------------
  Adjusted Equity Value                        $    113,437    $    124,437    $    110,437    $    125,437
                                               ============    ============    ============    ============
  Shares outstanding                             20,688,971      20,688,971      20,688,971      20,688,971
  Total "in the money" Options Outstanding        1,501,000       1,501,000       1,501,000       1,501,000
                                               ------------    ------------    ------------    ------------
  Fully Diluted Shares Outstanding               22,189,971      22,189,971      22,189,971      22,189,971

  Indicated Price Per Share                    $       5.11    $       5.61    $       4.98    $       5.65    $ 2.74    $ 3.00


                             Houlihan Lokey Howard & Zukin Financial Advisors 67